STOCK PURCHASE AGREEMENT

                                   among

                         RITTENHOUSE PAPER COMPANY,

                         THE STOCKHOLDERS LISTED ON

                        SCHEDULE I ATTACHED HERETO,

                                    and

                             NASHUA CORPORATION






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                             TABLE OF CONTENTS

Section                                                                                                          Page

1.       Purchase and Sale of the Shares..........................................................................1
         1.01.    Purchase of the Shares from the Stockholders....................................................1
         1.02.    Further Assurances..............................................................................1
         1.03.    Purchase Price for the Shares...................................................................2
         1.04.    Payments on Account of Indemnification..........................................................3
         1.05.    Stockholders' Representatives...................................................................3
         1.06.    Closing.........................................................................................5
2.       Representations of the Stockholders Regarding the Shares.................................................5
3.       Representations of the Stockholders and the Company Regarding the Company................................6
         3.01.    Organization....................................................................................6
         3.02.    Capitalization of the Company...................................................................6
         3.03.    Subsidiaries, Affiliated Entities and Related Entities..........................................6
         3.04.    Authorization...................................................................................7
         3.05.    No Conflict.....................................................................................8
         3.06.    Financial Statements............................................................................8
         3.07.    Absence of Undisclosed Liabilities.............................................................10
         3.08.    Litigation.....................................................................................10
         3.09.    Insurance......................................................................................10
         3.10.    Personal Property..............................................................................11
         3.11.    Intangible Property............................................................................11
         3.12.    Leases.........................................................................................13
         3.13.    Real Estate....................................................................................13
         3.14.    Inventory......................................................................................14
         3.15.    Accounts Receivable............................................................................15
         3.16.    Tax Matters....................................................................................15
         3.17.    Books and Records..............................................................................17
         3.18.    Contracts and Commitments......................................................................17
         3.19.    Compliance with Agreements and Laws............................................................19
         3.20.    Employee Relations.............................................................................20
         3.21.    Employee Benefit Plans.........................................................................21
         3.22.    Absence of Certain Changes or Events...........................................................25
         3.23.    Customers......................................................................................25
         3.24.    Suppliers......................................................................................25
         3.25.    Warranty and Product Liability Claims..........................................................25
         3.26.    Prepayments and Deposits.......................................................................25
         3.27.    Indebtedness to and from Officers, Directors and Stockholders..................................26
         3.28.    Banking Facilities.............................................................................26
         3.29.    Powers of Attorney and Suretyships.............................................................26
         3.30.    Conflicts of Interest..........................................................................26
         3.31.    Regulatory Approvals...........................................................................27
         3.32.    Environmental Matters..........................................................................27
         3.33.    Disclosure.....................................................................................28
4.       Representations of the Buyer............................................................................28
         4.01.    Organization and Authority.....................................................................28
         4.02.    Authorization..................................................................................29
         4.03.    Approvals......................................................................................29
         4.04.    Disclosure.....................................................................................29
         4.05.    Investment Representation......................................................................29
         4.06.    Litigation.....................................................................................30
5.       HSR Act Filing; Access to Information; Confidentiality; Public Announcements............................30
         5.01.    HSR Act Filing.................................................................................30
         5.02.    Access to Management, Properties and Records...................................................30
         5.03.    Confidentiality................................................................................31
         5.04.    Public Announcements...........................................................................31
6.       Pre-Closing Covenants of the Stockholders, the Company and the Subsidiaries.............................31
         6.01.    Conduct of Business............................................................................31
         6.02.    Absence of Material Changes....................................................................32
         6.03.    Delivery of Interim Financial Statements.......................................................33
         6.04.    Communications with Customers and Suppliers....................................................34
         6.05.    Continued Truth of Representations and Warranties..............................................34
         6.06.    Continuing Obligation to Inform................................................................34
         6.07.    Exclusive Dealing..............................................................................34
         6.08.    Reports, Taxes.................................................................................35
         6.09.    Forms 8023.....................................................................................35
7.       Best Efforts to Obtain Satisfaction of Conditions.......................................................35
8.       Conditions to Obligations of the Buyer..................................................................35
         8.01.    Continued Truth of Representations and Warranties of the Stockholders and the Company..........35
         8.02.    Performance by the Stockholders and the Company................................................35
         8.03.    Governmental Approvals.........................................................................35
         8.04.    Consent of Lenders, Lessors and Other Third Parties............................................35
         8.05.    Adverse Proceedings............................................................................36
         8.06.    Opinion of Counsel.............................................................................36
         8.07.    Employment Contract............................................................................36
         8.08.    Closing Deliveries.............................................................................36
         8.09.    Transferred Real Estate........................................................................37
         8.10.    Transferred Equipment..........................................................................37
         8.11.    Interests In Subsidiaries......................................................................38
         8.12.    Certain Subsidiary Interests...................................................................38
         8.13.    Certain Personal Property......................................................................38
         8.14.    HSR Approval...................................................................................38
         8.15.    Financing......................................................................................38
         8.16.    Certain Employment and Equity Interests........................................................38
         8.17.    Debt Repayments................................................................................39
9.       Conditions to Obligations of the Stockholders...........................................................39
         9.01.    Continued Truth of Representations and Warranties of the Buyer;
                    Compliance with Covenants and Obligations....................................................39
         9.02.    Corporate Proceedings..........................................................................39
         9.03.    Governmental Approvals.........................................................................39
         9.04.    HSR Approval...................................................................................39
         9.05.    Adverse Proceedings............................................................................39
         9.06.    Opinion of Counsel.............................................................................40
         9.07.    Board Representation...........................................................................40
         9.08.    Closing Deliveries.............................................................................40
         9.09.    Effective as of the Closing....................................................................40
10.      Indemnification.........................................................................................40
         10.01.   By the Stockholders and the Company............................................................40
         10.02.   By the Buyer...................................................................................41
         10.03.   Special Litigation Indemnity...................................................................42
         10.04.   Claims for Indemnification.....................................................................42
         10.05.   Defense by the Indemnifying Party..............................................................42
         10.06.   Payment of Indemnification Obligations.........................................................43
         10.07.   Survival of Representations; Claims for Indemnification........................................43
         10.08.   Deductible Amount; Cap Amount..................................................................44
11.      Post-Closing Agreements.................................................................................44
         11.01.   Proprietary Information........................................................................44
         11.02.   No Solicitation or Hiring of Former Employees..................................................44
         11.03.   Non-Competition Agreement......................................................................45
         11.04.   Section 338(h)(10) Election....................................................................45
         11.05.   Tax Returns and Cooperation....................................................................47
         11.06.   Waco Facility Lease............................................................................48
         11.07.   Retiree Benefits...............................................................................48
12.      Termination of Agreement; Option to Proceed; Damages....................................................48
         12.01.   Termination by Lapse of Time...................................................................49
         12.02.   Termination by Agreement of the Parties........................................................49
         12.03.   Termination by Reason of Breach................................................................49
         12.04.   Availability of Remedies at Law................................................................49
13.      Dispute Resolution......................................................................................49
         13.01.   General........................................................................................49
         13.02.   Consent of the Parties.........................................................................49
         13.03.   Arbitration....................................................................................50
14.      Brokers.................................................................................................51
         14.01.   For the Stockholders, the Company and the Subsidiaries.........................................51
         14.02.   For the Buyer..................................................................................51
15.      Notices.................................................................................................51
16.      Successors and Assigns..................................................................................52
17.      Entire Agreement; Amendments; Attachments...............................................................53
18.      Severability............................................................................................53
19.      Investigation of the Parties............................................................................53
20.      Expenses................................................................................................53
21.      Legal Fees..............................................................................................53
22.      Governing Law...........................................................................................54
23.      Section Headings........................................................................................54
24.      Definitions.............................................................................................54
25.      Counterparts............................................................................................54

Exhibits
Exhibit A Determination of Contingent Purchase Price
Exhibit B Escrow Agreement
Exhibit C Employment Agreement
Exhibit D Opinion of Hale and Dorr LLP
Exhibit E Opinion of Sonnenschein Nath & Rosenthal

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                          STOCK PURCHASE AGREEMENT

                  Agreement (the "Agreement") made as of the 21st day of March, 2000 by and among Nashua Corporation, a Delaware corporation with its principal office at 44 Franklin Street, Nashua, New Hampshire (the "Buyer"), Rittenhouse Paper Company, an Illinois corporation with its principal office at 250 South Northwest Highway, Suite 103, Park Ridge, IL 60068 (the "Company"), and the Stockholders listed on Schedule 1.01 attached hereto (individually, a "Stockholder" and collectively, the "Stockholders") who own all of the issued and outstanding capital stock of the Company.

                           Preliminary Statement

1. Each of the Stockholders owns the number of the issued and outstanding shares (collectively, the "Shares") of the common stock, no par value per share (the "Common Stock"), of the Company set forth opposite his name on Schedule I attached hereto, which Shares in the aggregate represent all of the issued and outstanding shares of capital stock of the Company.

2. The Buyer desires to purchase, and the Stockholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       Purchase and Sale of the Shares.

1.01. Purchase of the Shares from the Stockholders. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Stockholder, all the Shares owned by such Stockholder, as set forth opposite such Stockholder's name on
Schedule 1.01 attached hereto. At the Closing each Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by such Stockholder duly endorsed in blank or with stock powers duly executed by such Stockholder.

1.02. Further Assurances. From time to time after the Closing, each of the Stockholders and Buyer shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as necessary, proper and advisable under this Agreement to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares owned by such Stockholder, and to consummate or otherwise make effective the transactions contemplated by this Agreement.

1.03.    Purchase Price for the Shares.

(a) The purchase price to be paid by the Buyer for the Shares shall be Fifty Seven Million Dollars ($57,000,000) plus (i) "Normal Cash" (as defined in Section 6.01 hereof), (ii) all amounts prepaid prior to the Closing with respect to the purchase of the combination offset/flexographic press with 7 offset print stations and 2 flexographic print stations, under contract with RDP ("New Press") and (iii) "Inventory Build-up Cost" (as defined in Section 6.01 hereof), less (i) "Credited Liabilities" (as defined in paragraph 3.06(f) hereof), (ii) the Real Estate Purchase Price (as defined in Section 8.09) and (iii) the Equipment Purchase Price (as defined in Section 8.10) (the "Base Purchase Price"), increased by up to an additional Six Million Dollars ($6,000,000) determined as set forth on Exhibit A attached hereto (the "Contingent Purchase Price"). The Base Purchase Price, including the Inventory Build-up Cost as of the day prior to Closing, shall be payable in the manner described in paragraph (b) of this Section 1.03, and the Contingent Purchase Price shall be paid as specified in Exhibit A attached hereto.

(b)      At the Closing, the Buyer shall deliver:

(i) to the Stockholders' Representatives (as defined in Section 1.05(a) hereof), a sum equal to the Base Purchase Price, the Real Estate Purchase Price and the Equipment Purchase Price less Two Million Five Hundred Thousand ($2,500,000) in cash, by cashier's or certified check, or by wire transfer of immediately available funds to accounts designated by the Stockholders' Representative, for distribution to the Stockholders by the Stockholders' Representatives in the amount set forth opposite each such Stockholder's name on Schedule 1.01 attached hereto; and

(ii) to LaSalle Bank, N.A., as escrow agent (the "Escrow Agent"), the sum of Two Million Five Hundred Thousand ($2,500,000), to be held in an interest-bearing escrow account pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"), as a reserve (the "Escrow Fund") to satisfy all or part of any claims for indemnity pursuant to Section 10 hereof.

(c) In the event that the Stockholders and the Buyer make a Section 338(h)(10) Election, as described in Section 11.04 hereof, Buyer shall pay to the Stockholders, as an adjustment to purchase price, such additional amount of cash, if any, as may be required to be paid to the Stockholders to cause the Stockholders to realize the same after-Tax proceeds as would have been realized absent the Section 338(h)(10) Election (the "Tax Adjustment"). The Tax Adjustment shall be determined and paid in the manner and at the time specified in Section 11.04(c) hereof.

(d) Within 30 days after the Closing Date, the parties shall make the following purchase price adjustment: In the event that Closing Date Cash has either increased or decreased by any amount subsequent to the calculation of Normal Cash, the amount of the increase or decrease shall be paid by the Stockholders to the Buyer (if Normal Cash exceeds Closing Day
Cash) or by Buyer to the Stockholders (if Closing Day Cash exceeds Normal
Cash) (the "Normal Cash Adjustment"). The Normal Cash Adjustment shall be made by cashier's or certified check, or by wire transfer of immediately available funds.

1.04.    Payments on Account of Indemnification.

(a) Any amounts payable to the Buyer in connection with any claim for indemnification pursuant to Section 10 hereof shall be paid immediately upon the resolution, by agreement or arbitration, of such indemnification claim in accordance with Section 10.06 hereof.

(b) Any balance remaining in the Escrow Fund, after all payments to the Buyer pursuant to Section 10.06, shall be paid by the Escrow Agent to the Stockholders' Representatives upon termination of the Escrow Agreement. All payments to the Stockholders' Representatives by the Escrow Agent shall be distributed by the Stockholders' Representatives to each of the Stockholders in the proportion set forth opposite their respective names on
Schedule 1.01 attached hereto.

(c) Except for payments permitted pursuant to paragraphs (a) and (b) above, all amounts in the Escrow Fund shall be held in such Account, until the later of eighteen (18) months from the Closing Date, or (ii) the final resolution, whether by agreement or arbitration, of any claims for indemnification under Section 10 hereof which are asserted in writing by the Buyer prior to the expiration of such eighteen (18) month period.

(d) Amounts payable to the Buyer pursuant to this Section 1.04 or Section 10 shall be treated (and reported on all applicable Tax Returns) as adjustments to the appropriate Purchase Price.

1.05.    Stockholders' Representatives.

(a) In order to efficiently administer (i) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (ii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer pursuant to Section 10 hereof, the Stockholders hereby designate Simon Blattner, Jr. and Andrew Albert as their representatives (the "Stockholders' Representatives");

(b) The Stockholders hereby authorize the Stockholders' Representatives, acting unanimously, (i) to take all action necessary in connection with the waiver of any condition to such obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which Stockholders may be required to indemnify the Buyer pursuant to Section 10 hereof, (ii) to give and receive all notices required to be given under the Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of Stockholders by the terms of this Agreement.

(c) In the event that Simon Blattner dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Blattner Stockholders holding, prior to the Closing, a majority of the Blattner Shares as set forth on Schedule 1.01 attached hereto shall select another Stockholder Representative to fill such vacancy and such substituted representative shall be deemed to represent the Blattner Stockholders' for all purposes of this Agreement. In the event that Andrew Albert dies or becomes unable to perform his responsibilities hereunder, Kenneth Granat shall be his successor as a Stockholder Representative for all purposes of this Agreement.

(d) All decisions and actions by the Stockholders' Representatives, including, without limitation, any agreement between the Stockholders' Representatives and the Buyer relating to the defense or settlement of any claims for which the Stockholders may be required to indemnify the Buyer pursuant to Section 10 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(e)      By their execution of this Agreement, the Stockholders agree that:

(i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representatives as to the settlement of any claims for indemnification by the Buyer or the Company pursuant to
                  Section 10 hereof or any other actions required to be taken by the Stockholders' Representatives hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Stockholders' Representatives;

(ii) all actions, decisions and instructions of the Stockholders' Representatives shall be conclusive and binding upon the respective Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representatives for any action taken, decision made or instruction given by the Stockholders' Representatives under this Agreement, except for fraud or willful breach of this Agreement by either of the Stockholders' Representatives;

(iii) the provisions of this Section 1.05 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

(iv) remedies available at law for any breach of the provisions of this Section 1.05 are inadequate;
                  therefore, the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Buyer brings an action to enforce the provisions of this Section 1.05; and

(v) the provisions of this Section 1.05 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

(f) All fees and expenses incurred by the Stockholders' Representatives shall be paid by the Stockholders in proportion to their ownership of Shares as set forth on Schedule 1.01 attached hereto.

1.06. Closing. The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., Boston
Time, on April 19, 2000 or at such other place, time or date as may be mutually agreed upon in writing by the parties. The transfer of the Shares by the Stockholders to the Buyer shall be deemed to occur at 9:00 a.m., Boston Time, on the Closing Date.

2. Representations of the Stockholders Regarding the Shares. Each Stockholder severally, and not jointly, represents and warrants to the Buyer as follows:

(a) Such Stockholder has good and marketable title to the Shares which are to be transferred to the Buyer by such Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Schedule 1.01 attached hereto sets forth a true and correct description of all Shares owned by such Stockholder.

(b) Such Stockholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by such Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from such Stockholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

(c) Such Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Stockholder or the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Buyer pursuant to the terms hereof.

(d) Except as set forth in Section 14 hereof, no broker or finder has acted for such Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

3. Representations of the Stockholders and the Company Regarding the Company. Each of the Stockholders and the Company, jointly and severally, represent and warrant to the Buyer that:

3.01. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and in good standing in the jurisdictions listed on Schedule 3.01, and the Company is qualified and in good standing in all other jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Certified copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

3.02. Capitalization of the Company. The Company's authorized capital stock consists solely of 2,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock, no par value per share, of which 699,940 shares of Class A Common Stock and 399,436 shares of Class B Common Stock are issued and outstanding on the date hereof and held of record and beneficially by the Stockholders as set forth on Schedule 1.01. All such issued and outstanding shares of Common Stock have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. There are not and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; or
(iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. No shares of the issued and outstanding shares of Common Stock are held in the treasury of the Company.

3.03.    Subsidiaries, Affiliated Entities and Related Entities.

(a)      Schedule 3.03 attached hereto sets forth:

(i) the name and percentage ownership by the Company of each Subsidiary and Related Entity of the Company;

(ii) the name and percentage ownership by any Stockholder of each Affiliated Entity and Related Entity of the Company which has or at any time in the past five years has had a relationship with the Company or any Subsidiary;

(iii) the jurisdiction of organization, capitalization and ownership of each Subsidiary, Affiliated Entity and Related Entity;

(iv) the names of the officers, directors, partners or other managers of each Subsidiary, Affiliated Entity and Related Entity; and

(v) the jurisdictions in which each Subsidiary, Affiliated Entity and Related Entity is qualified or holds licenses to do business as a foreign corporation.

(b) On the Closing Date, the Company will own of record and beneficially all of the outstanding shares of capital stock and of any other equity interests of or in each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

(c) Each of the Subsidiaries, Affiliated Entities and Related Entities is a corporation or other entity duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization and has all requisite power and authority to own its properties and carry on its business as now being conducted. The LLC is duly qualified to do business and in good standing in all jurisdictions in which failure to so qualify would have a Material Adverse Effect. Certified copies of the charter, bylaws and other governing instrument of each of the Subsidiaries, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company does not own any capital stock of or other equity interest in any corporation, partnership or other entity other than the Subsidiaries and Related Entities. The shares of capital stock (or other form of equity interest) of each Subsidiary as set forth in Schedule 3.03 have been duly and validly issued and are fully paid and non-assessable.

(d) Except as set forth in Schedule 3.03, none of the Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock or other equity interests in or of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

3.04. Authorization. The execution and delivery by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company and the Stockholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and the Stockholders, enforceable against them in accordance with their respective terms.

3.05. No Conflict. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the agreements provided for herein, and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company or any of the Stockholders; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound; excluding from the foregoing clauses (a), (c) and (d) such violations, conflicts, breaches, accelerations, modifications, cancellations and encumbrances and such failures to obtain any authorization, consents, approvals or exemptions or to make such notices as would not in the aggregate have a Material Adverse Effect or would not prevent the transfer of Shares by any Stockholder free and clear of all Liens. Except as set forth on Schedule 3.05, neither the execution and delivery by the Company, its Subsidiaries and the Stockholders of this Agreement, nor the performance by the Company, its Subsidiaries or the Stockholders of their obligations hereunder, nor the consummation by the Company, its Subsidiaries or the Stockholders of the transactions contemplated hereby will result in a default under, or require the consent or approval of any party to, any contract or license of the Company or the relevant Subsidiary. Schedule 3.05 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

3.06.    Financial Statements.

(a) The Stockholders have previously delivered to the Buyer the unaudited consolidated balance sheet of the Company as of December 31, 1998 (the "Company 1998 Balance Sheet") and the related statements of income, shareholders' equity, and retained earnings of the Company for the fiscal year then ended, certified by the Company's chief financial officer (collectively, the "Company 1998 Financial Statements"). The Stockholders will also deliver to the Buyer prior to Closing the unaudited consolidated balance sheet of the Company as of December 31, 1999 (the "Company 1999 Balance Sheet") and the related statements of income, shareholders' equity, and retained earnings of the Company for the twelve-month period then ended certified by the Company's chief financial officer (collectively, the "Company 1999 Financial Statements"). The Company 1998 Financial Statements, the Company 1999 Financial Statements and the Company Interim Financial Statements, as defined in and as to be delivered pursuant to
Section 6.03 (collectively, the "Company Financial Statements") have been (or, in the case of the Company Interim Financial Statements, will be) prepared in accordance with generally accepted accounting principles except, in the case of the Company 1999 Financial Statements and the Company Interim Financial Statements, for the absence of notes thereto and year-end adjustments and accruals made in the ordinary course of business, consistent with past practices.

(b) The Stockholders have previously delivered to the Buyer the audited consolidated balance sheet of Rittenhouse, L.L.C. (the "LLC") as of December 31, 1998 (the "LLC 1998 Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in cash flow of the LLC for the fiscal year then ended, accompanied by the opinion of an independent auditor (collectively, the "LLC 1998 Financial Statements"). The Stockholders have also previously delivered to the Buyer the unaudited consolidated balance sheet of the LLC as of December 31, 1999 (the "LLC 1999 Balance Sheet") and the related statements of income, shareholders' equity, retained earnings and changes in cash flow of the LLC for the twelve-month period then ended (collectively, the "LLC 1999 Financial Statements") certified by the LLC's chief financial officer. The LLC 1998 Financial Statements, the LLC 1999 Financial Statements and the LLC Interim Financial Statements, as defined in and as to be delivered pursuant to
Section 6.03 hereof (collectively, the "LLC Financial Statements") have been (or, in the case of the LLC Interim Financial Statements, will be) prepared in accordance with generally accepted accounting principles except, in the case of the LLC 1999 Financial Statements and the LLC Interim Financial Statements, for the absence of notes thereto and year-end adjustments and accruals made in the ordinary course of business, consistent with past practices. The date of the LLC 1998 Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

(c) The Company Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the results of operations of the Company's business for the periods indicated and can be reconciled to the Company's books and records.

(d) The LLC Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the LLC and the results of operations and cash flows of the LLC's business for the periods indicated and can be reconciled to the LLC's books and records.

(e) The book value of inventory reflected on the LLC 1998 Balance Sheet, as computed on a first in, first out and lower of cost or market basis, is true and correct, and the reserve set forth in the footnotes to the LLC 1998 Balance Sheet with respect thereto is true and correct.

(f) Schedule 3.06(f) attached hereto lists (i) all interest-bearing debt of the Company and the Subsidiaries (ii) all deferred compensation owed by the Company or any Subsidiary to Simon J. Blattner, Jr. ("Blattner"), and (iii) the cost of the 20 inch press (the 20" Press) purchased to support additional Federal Express business and presently leased to the LLC. Buyer shall have the option to purchase such press for the fair market value upon the expiration of said lease. "Credited Liabilities" means item (iii) listed on Schedule 3.06(f) attached hereto.

3.07. Absence of Undisclosed Liabilities. Except (a) as and to the extent reflected and reserved against in the LLC 1998 Balance Sheet; (b) for Permitted Exceptions; (c) as set forth on Schedule 3.07 attached hereto and except for liabilities under agreements, contracts, leases or commitments described on Schedule 3.18 attached hereto or not required to be disclosed on such schedules (the "Contract Liabilities"), as of the date of the LLC 1998 Balance Sheet, neither the Company nor any of its Subsidiaries has any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company and the Subsidiaries taken as a whole and which is not required to be disclosed under any other provision of this Agreement. For purposes of this Section 3.07, "material" means any amount in excess of $50,000.

3.08. Litigation. Except as set forth on Schedule 3.08 attached hereto (a) there is no action, suit or proceeding to which the Company or any of the Subsidiaries is a party, or, to the Stockholders' Knowledge, may be made a party (either as a plaintiff or defendant) pending or threatened before any court or governmental agency, authority, body or arbitrator and, to the Stockholders' Knowledge, there is no basis for any such action, suit or proceeding; (b) neither the Company nor any of the Subsidiaries, nor, to the Stockholders' Knowledge, any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

3.09. Insurance. Schedule 3.09 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies (excluding any insurance policies relating to any Employee Plan) maintained by the Company or any of the Subsidiaries, specifying the insurer and the effective date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since March 1997. True, correct and complete copies of all Insurance Policies have been previously delivered, or will be delivered or made available prior to Closing, by the Stockholders or the Company to the Buyer. The Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and the Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default under the Insurance Policies. Except as set forth on Schedule 3.09, neither the Company nor any of the Subsidiaries has received any notice or other communication from any issuer of the Insurance Policies since March 1997 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to Stockholders' Knowledge, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Except as set forth on
Schedule 3.09, neither the Company nor any of the Subsidiaries has any material outstanding claims or any material dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. The Company has not received written notice that there are any outstanding requirements or recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any material changes in the conduct of the business of, or any material repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

3.10. Personal Property. Schedule 3.10 attached hereto sets forth a true, correct and complete list of all items of tangible personal property owned by the Company or any of the Subsidiaries as of the date hereof having either a net book value per unit or an estimated book market value per unit in excess of $5,000; or not owned by the Company or any Subsidiary but in the possession of or used or useful in the business of the Company or any of the Subsidiaries and having rental payments therefor in excess of $1,000 per month or $12,000 per year (other than art work or furniture owned personally by any of the Stockholders) (collectively, the "Personal Property"). The total value of such personally owned art work and furniture does not exceed $30,000 and at or prior to the Closing Date the Stockholders shall furnish to the Buyer a schedule of such items having a value of more than $5,000 each. Except as disclosed on Schedule 3.10, the Company or the relevant Subsidiary, as the case may be, has good and marketable title to each item of Personal Property free and clear of all Liens, except Permitted Liens and the Personal Property is in good operating condition and repair, normal wear and tear excepted, and is used or useful in the business or the Company or its Subsidiaries.

3.11. Intangible Property. Schedule 3.11 attached hereto sets forth: (i) a true, correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company or any of the Subsidiaries is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in
Schedule 3.11:

(a) the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

(b) the Company or the relevant Subsidiary has the right and authority to use the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use does not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

(c) neither the Company nor any of the Stockholders has received notice of, or has any knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the operations, activities, products, services or publications of the Company or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

(d) there are no outstanding, nor to the Stockholders' Knowledge, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.11 or with respect to infringement by a third party of any of the Intangible Property;

(e) the Intangible Property owned or licensed by the Company or the relevant Subsidiary is sufficient to conduct the Company's or the relevant Subsidiary's business as presently conducted;

(f) the Company or the relevant Subsidiary has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property;

(g) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

(h) neither the Company nor the relevant Subsidiary nor any Stockholder has any knowledge that any third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which the Company or any Subsidiary has ownership rights.

3.12. Leases. Schedule 3.12 attached hereto sets forth (a) a true, correct and complete list as of the date hereof identifying separately each lease of real property, to which the Company or any of the Subsidiaries is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Stockholders or the Company or otherwise made available to the Buyer or its agents, attorneys, or representatives and except as set forth on Schedule 3.12, none of the Leases have been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and no such default remains uncured as of the date hereof. To the Stockholders' Knowledge, except as set forth on Schedule 3.12, there has not occurred any event which would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 3.12, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. Except as set forth on Schedule 3.12, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or any of the Subsidiaries.

3.13.    Real Estate.

(a) Schedule 3.13A attached hereto contains a true, correct and complete list of the addresses of all real property owned by the Company, the Stockholders or any Subsidiary and all Transferred Real Estate (the "Real Estate"). On the Closing Date, upon completion of transfers contemplated by
Section 8.09 the Company, the Stockholders or the relevant Subsidiary will have good and marketable record title to the Real Estate, free and clear of all such exceptions to title, other than the Permitted Exceptions.

(b) The Company has not received written notice from any Governmental Agency of any pending or threatened condemnation or eminent domain proceeding with respect to the Real Estate.

(c) Except as set forth on Schedule 3.13A, to the Stockholders' Knowledge, there are no mechanics or materialmen's liens with respect to the Real Estate, there are no taxes or betterment assessments other than ordinary real estate Taxes pending or payable against the Real Estate and there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate.

(d) Except as set forth on Schedule 3.13A, to the Stockholders' Knowledge all utility systems situated on and serving the Real Estate are in good operating condition.

(e) Except as set forth on Schedule 3.13A, to the Stockholders' Knowledge, the Real Estate is not located in any special flood hazard area designated by any federal, state, county or local governmental agencies having jurisdiction over the Real Estate (collectively, the "Governmental Agencies").

(f) To the Stockholders' Knowledge, there are no suits, petitions, notices or proceedings pending, given or threatened by any persons or Governmental Agencies before any court, Governmental Agencies or instrumentalities, administrative or otherwise, which if given, commenced or concluded would have a Material Adverse Effect or the operation of the business of the Company or any Subsidiary as presently operated.

(g) Neither the Company nor any of the Subsidiaries has received notice from any insurer of the Real Estate threatening to cancel any insurance coverage or requiring any material changes or corrective work to the Real Estate which has not been satisfied.

(h) All of the buildings, fixtures and other improvements located on the Real Estate are in good operating condition and repair, subject to normal wear and tear, and the operation thereof as presently conducted is not in violation in any material respect of any applicable building code, zoning ordinance or other law or regulation.

(i) To Stockholders' Knowledge, the Company has not received any written notice from any Governmental Agency that the Real Estate does not comply in all material respects with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable statutes, laws, codes, ordinances, rules, orders, regulations and decrees (collectively, the "Governmental Regulations") of any and all Governmental Agencies. The Company has not received any written notice of any action pending or threatened by any Governmental Agencies claiming that the Real Estate violates any Governmental Regulations or threatening to shut down the business of the Company or any of the Subsidiaries.

(j) Schedule 3.13A sets forth a true, correct and complete list of all title insurance policies, surveys engineering reports and environmental assessments prepared with respect to the Real Estate since March 21, 1990, copies of which have previously been delivered by the Stockholders or the Company or otherwise made available to the Buyer.

3.14. Inventory. Except as set forth on Schedule 3.14, the inventories of the Company and the Subsidiaries (the "Inventory") are usable and salable in the ordinary course of business and the value of all items of obsolete materials and of materials of below standard quality have been written down to realizable market value and the values at which such inventory is carried reflect the normal Inventory valuation policy of the Company and the Subsidiaries of stating Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

3.15. Accounts Receivable. Except as set forth on Schedule 3.15, accounts and notes receivable of the Company and the Subsidiaries (the "Accounts Receivable") have arisen in the ordinary course of business of the Company and the Subsidiaries and represent collectible receivables due to the operations of the Company or its Subsidiaries in accordance with their terms.

3.16.    Tax Matters.

(a)      Except as set forth on Schedule 3.16 attached hereto:

(i) Within the times and in the manner prescribed by law, the Company and each of the Subsidiaries have filed all Tax Returns which are required to be filed by them;

(ii) The Company and each of the Subsidiaries have paid all Taxes which have become due or which have been claimed to be due from them, unless contested in good faith by the Company;

(iii) All Tax Returns filed by the Company and the Subsidiaries for the for the relevant fiscal year or time period from March 31, 1993 through December 31, 1998 constitute complete and accurate representations of the respective Tax liabilities of the Company and the Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future Tax liabilities, including the Tax bases of their properties and assets;

(iv) Neither the Company nor any of the Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of Taxes;

(v) No examinations of the Tax Returns of the Company or any of the Subsidiaries is currently in progress nor, to Stockholders' Knowledge, threatened and no deficiencies have been asserted or assessed against either the Company or any of the Subsidiaries as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened;

(vi) Neither the Company nor any of the Subsidiaries has filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations nor has any such corporation agreed to have Section 341(f)(2) of the Code apply to any disposition of a Section (f) asset (as such term is defined in Section 341(f)(4) of the Code);

(vii) Since December 31, 1993 neither the Company nor any of the Subsidiaries has participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has any such corporation had operations which are or may hereafter become reportable under Section 999 of the Code;

(viii) The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the most recent Interim Financial Statements do not exceed the accruals and reserves for Taxes set forth on the most recent Interim Financial Statements (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles);

(ix) Neither the Company nor any Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed;

(x) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be "excess parachute payments" under Code Section 280G;

(xi) Neither the Company nor any Subsidiary has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise;

(xii) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code which adjustment must be reflected in a taxable period ending on or after the Closing Date;

(xiii) At all times since September 4, 1996, for federal income Tax purposes, the Company has validly been treated as an "S corporation" within the meaning of Code Section 1361(a) and has validly been treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation;

(xiv) None of the Company's Subsidiaries is a domestic corporation as defined in Section 7701 of the Code;

(xv) The "net unrealized built-in gain" within the meaning of Code Section 1374(d) of the Company and it Subsidiaries that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state or local law) if all of the assets of the Company and the Subsidiaries were disposed of as of the end of the day immediately preceding the Closing Date at their respective fair market values does not exceed $7,000,000; and

(xvi) Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members.

(b) Schedule 3.16 attached hereto sets forth those taxable years for which the Tax Returns of the Company (other than those that have closed under the applicable statute of limitations) and the Subsidiaries have been reviewed or audited by applicable taxing authorities and those tax years for which said Tax Returns have received clearances or other indications of approval from applicable taxing authorities. To the Stockholders' Knowledge, no issue or issues have been raised in connection with any prior or pending review or audit of said Tax Returns which the Stockholders reasonably believe may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the Tax Returns of the Company or any of the Subsidiaries.

3.17. Books and Records. The general ledgers and books of account of the Company and the Subsidiaries, and all federal, state and local income, franchise, property and other Tax Returns filed by the Company and the Subsidiaries are in all material respects complete and correct and have been maintained in accordance with Company's usual, regular and ordinary manner and in accordance with all applicable procedures required by laws and regulations.

3.18.    Contracts and Commitments.

(a) To the Stockholders' Knowledge, Schedule 3.18 attached hereto contains a true, complete and correct list of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

(i) all loan agreements, indentures, mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

(ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

(iii) all contracts and agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound which (A) involve payments or receipts by the Company or any of the Subsidiaries of more than $50,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which in the opinion of the Stockholders would have a Material Adverse Effect;

(iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans or agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

(v) all agency, distributor, sales representative, franchise or similar agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

(vi) all contracts or agreements between the Company and any of the Subsidiaries or the LLC (including, but not limited to, any Tax sharing arrangements) or between the Company and any of the Stockholders or their affiliates;

(vii) all leases, whether operating, capital or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee;

(viii) all contracts and agreements relating to past disposal of waste (whether or not hazardous);

(ix) all contracts or agreements imposing a non-competition or non-solicitation obligation on the Company or any of its Subsidiaries; and

(x) any other material agreements or contracts entered into by the Company or any of the Subsidiaries.

(b)      Except as set forth on Schedule 3.18:

(i) To the Stockholders' Knowledge, each Contract is a valid and binding agreement of the Company or the relevant Subsidiary, enforceable against the Company or the relevant Subsidiary in accordance with its terms;

(ii) To Stockholders' Knowledge, the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof;

(iii) The Company or the relevant Subsidiary is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

(iv)              To Stockholder's Knowledge, except as set forth on
                  Schedule 3.18 the Company and the Subsidiaries are not restricted by any Contract from carrying on their business anywhere in the world;

(v) Neither the Company nor any of the Subsidiaries has experienced any shortages of components or other supplies (collectively "Supplies") within the twelve (12) month period preceding the date hereof, and the Company and the Subsidiaries have on hand, or have reason to believe they can timely obtain, a sufficient quantity of Supplies to satisfy all outstanding orders heretofore received and all orders anticipated to be received from the date hereof through the Closing Date; and

(vi) Neither the Company nor any of the Subsidiaries has experienced any shortages of raw materials ("Raw Materials") within the twelve (12) month period preceding the date hereof, and the Company and the Subsidiaries have on hand, or have reason to believe they can timely obtain, a sufficient quantity of Raw Materials to satisfy all outstanding orders heretofore received and all orders anticipated to be received through the Closing Date.

(c) True, correct and complete copies of all Contracts have previously been delivered by the Company or the Stockholders to the Buyer.

3.19. Compliance with Agreements and Laws. The Company and the Subsidiaries each have all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct their respective business and own and operate their respective assets (collectively, the "Permits"). Schedule
3.19 attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Company or the Stockholders to the Buyer. To the Stockholder's Knowledge, neither the Company nor any of the Subsidiaries is in violation of any law, regulation or ordinance relating to its properties. To the Stockholder's Knowledge, the business of the Company and the Subsidiaries as conducted since March 1998 has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices). Except as set forth on Schedule 3.19, neither the Company nor any of the Subsidiaries has received written notice or communication from any federal, state or local governmental or regulatory authority or otherwise since March 1998 of any such violation or noncompliance.

3.20.    Employee Relations.

(a) To the Stockholders' Knowledge, the Company and each of the Subsidiaries is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes in excess of periods permitted by law.

(b)      Except as set forth on Schedule 3.20 attached hereto:

(i) none of the employees of the Company or the Subsidiaries is represented by any labor union;

(ii) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any state or local agency;

(iii) there is no pending labor strike or other material labor dispute affecting the Company or any of the Subsidiaries (including, without limitation, any organizational drive);

(iv) there is no material labor grievance pending against the Company or any of the Subsidiaries;

(v) there is no pending representation question respecting the employees of the Company or any of the Subsidiaries;

(vi) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, or to the Stockholders' Knowledge, any claim threatened under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party; and

(vii) neither the Company nor any of the Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits (other than any welfare benefits provided in compliance with the Consolidated Omnibus Reconciliation Act of 1985 or other similar law) to any former employee of the Company or any Subsidiary.

(c) The Stockholders have provided Buyer with a true, correct and complete list of the current payroll of the Company and the Subsidiaries, including the salary or wage rates of each of their employees, showing separately for each such person who received an annual salary in excess of $25,000 the maximum amounts paid or payable as salary and bonus payments for the fiscal year ended December 31, 1999.

(d) The Company is and has been in compliance in all material respects with the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. 2101 et seq., and all applicable state and local plant closing laws, if applicable, specifically and not limiting the foregoing, with regard to the closure of its Waco, Texas plant. Except as set forth on Schedule 3.20, no employee of the Company shall become entitled to any severance pay as a result of the Waco plant closing.

3.21.    Employee Benefit Plans.

(a) Employee Plans. Schedule 3.21 attached hereto contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not other than any "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA maintained at any time since January 1, 1994 by the Company or by any other member (hereinafter, "ERISA Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")) and under which the Company or any ERISA Affiliate may have any liability or obligation (the "Employee Plans").

(b) Prohibited Transactions. Except as set forth in Schedule 3.21 attached hereto, to the Stockholders' Knowledge, neither the Company nor any of its ERISA Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, the Buyer or any of its ERISA Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

(c) Compliance. With respect to all Employee Plans, the Company and its ERISA Affiliates are in material compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. The Company and its ERISA Affiliates have in all material respects performed all obligations required to be performed by them under, and is not in violation in any material respect of, and to the Stockholders' Knowledge there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on Schedule 3.21 attached hereto: (i) none of the Employee Plans which are subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code;
(ii) no material liability has been incurred to, nor has any event or circumstance occurred, nor will any event or circumstance occur prior to the Closing Date, which could result in such a liability being asserted by, the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee
Plan); (iii) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (iv) neither the Company nor any ERISA Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan;
(v) there has been no "reportable event" within the meaning of Section 4043(b)(1)-(9) of ERISA, or any event described in Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed herein or on accompanying schedules; (vi) neither Company nor any ERISA Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA;
(vii) neither the Company nor any ERISA Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under Section 307 of ERISA, (viii) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA.

(d) Multiemployer Plans. Schedule 3.21 lists each and every multiemployer plan to which the Company or its ERISA Affiliates contribute, are required to contribute, or have been required to contribute since January 1, 1994. To the Stockholders' Knowledge, no multiemployer plan listed in Schedule
3.21 is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA). Neither the Company nor any ERISA Affiliate has withdrawn or is reasonably expected to withdraw prior to Closing from a multiemployer plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of Part I of Subtitle E of Part IV of ERISA, with respect to any such plan which has not been satisfied in full. The Company and its ERISA Affiliates have made all contributions to any such plan as are required through the Closing Date under the terms of any such plans or applicable statutes, regulations, rulings and other applicable law; and no event has occurred, which could give rise to any other liability (other than a continuing obligation to contribute to such plan(s) under the terms of any applicable collective bargaining agreements) on the part of the Company or the Buyer, or their ERISA Affiliates, officers, employees or directors with respect to such plan(s).

(e) Retiree Benefits. Except as set forth in Schedule 3.21, no Employee Plan provides health or life insurance benefits for retirees except as required by applicable law. Except as set forth in Schedule 3.21, no such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit the Buyer from amending any such plan to reduce or eliminate such retiree benefits.

(f) Copies of Employee Plans and Related Documents. The Company has previously delivered to the Buyer true, correct and complete copies of all Employee Plans that are currently maintained by the Company and its ERISA Affiliates which have been reduced to writing and written descriptions of all such Employee Plans which have not been reduced to writing, and all material agreements relating to each such Employee Plan, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. With respect to each Employee Plan that is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA (the "Defined Benefit Plans"), true, correct and complete copies of (i) the annual actuarial valuation reports for the last five years, (ii) the Form 5500 and Schedule A or B thereto, or both, filed for the last five years and (iii) any filings made with the Pension Benefit Guaranty Corporation, Internal Revenue Service or Department of Labor, or any correspondence with or from such agencies, regarding the termination of any such Defined Benefit Plan, have been delivered to the Buyer.

(g) Qualifications. Each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a). Each Employee Plan which is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so exempt. Copies of all determination letters with respect to each such Employee Plan have been previously delivered by the Company to the Buyer, and nothing has since occurred, or, to the Stockholders' Knowledge, will occur prior to the Closing Date, which would cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and, except as set forth in Schedule 3.21 attached hereto, all such Employee Plans have been administered in material compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting, notice, and disclosure requirements.

(h)      Funding Status, Etc.

(i) Except as set forth on Schedule 3.21, neither the Company nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of the Company under Section 4001(a)(14) of ERISA would be liable for (A) any amount pursuant to
                  Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the Employee Plans which are subject to Title IV of ERISA were to terminate or (B) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any multiemployer plan listed on Schedule 3.21 occurred before the Closing. Except as set forth on Schedule 3.21, all Employee Plans which are subject to Title IV of ERISA have no unfunded benefit liabilities, as defined in
                  Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any such Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA.

(ii) With respect to each Employee Plan which is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the Plan terms and applicable law have been made by the Company.

(iii) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by the Company and covering any present or former employees of the Company with respect to all periods up to and including the Closing Date have been fully paid.

(i) Claims and Litigation. Except as set forth on Schedule 3.21, there are no pending claims, suits or other proceedings and to the Stockholders' Knowledge there are no threatened claims, suits or other proceedings by present or former employees of the Company or its affiliates, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the PBGC, or any other person or entity involving any Employee Plan including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries including claims pursuant to domestic relations orders.

(j) No Implied Rights. Nothing expressed or implied herein shall confer upon any past or present employee of the Company, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with the Company, the Buyer, or any successor or affiliate.

(k) Liabilities. Schedule 3.21 attached hereto sets forth a list of all employees of the Company entitled to severance pay on the Closing Date by reason of the consummation of the transactions contemplated by this Agreement or severance pay accrued prior to the Closing Date and which will be payable upon the subsequent termination of their employment after the Closing Date.

(l) Agreement to Terminate Plans on Buyer's Request. Prior to the Closing Date and upon the Buyer's request, the Company will by board resolution terminate any employee benefit plan, including without limitation any defined contribution or defined benefit retirement plan; provided that if any such plan covers employees who are members of a collective bargaining unit, the plan shall not be terminated unless the collective bargaining agent consents to such termination.

3.22. Absence of Certain Changes or Events. Except as set forth on Schedule
3.22 attached hereto, since the date of the LLC 1999 Balance Sheet, neither the Company nor any of the Subsidiaries (a) has entered into any transaction which is not in the usual and ordinary course of business; it being agreed that S Corporation Distributions are in the ordinary course of business, nor (b) has it suffered any change which would have a Material Adverse Effect.

3.23. Customers. Schedule 3.23 attached hereto sets forth a true, correct and complete list of each customer of the Company and the Subsidiaries which accounted for more than 5% of the consolidated revenues of the Company and the Subsidiaries in the fiscal year ended December 31, 1999. Except as set forth on Schedule 3.23, none of the material customers of either the Company or any of the Subsidiaries has notified the Company or the relevant Subsidiary, as the case may be, that it intends to discontinue its relationship with the Company or the relevant Subsidiary.

3.24. Suppliers. Schedule 3.24 attached hereto sets forth a true, correct and complete list of (i) the names and addresses of each of the suppliers of the Company and the Subsidiaries which accounted for a dollar volume of purchases by the Company and the Subsidiaries in excess of $500,000 for the fiscal year ended December 31, 1999, and (ii) the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from each such supplier. Except as set forth on Schedule 3.24, (a) none of the suppliers of either the Company or any of the Subsidiaries has notified the Company or the relevant Subsidiary, as the case may be, that it intends to discontinue its relationship with the Company or the relevant Subsidiary, and (b) neither the Company nor any of the Subsidiaries is more than 30 days in arrears in any material trade accounts payable or other payments owing to any supplier.

3.25. Warranty and Product Liability Claims. Schedule 3.25 attached hereto contains a true, correct and complete list of all warranty and product liability claims made against the Company or any of the Subsidiaries from October 1, 1999 through the date hereof in the amount of $50,000 or more, the current status of all such claims, and the costs of all actions taken in satisfaction of such claims. All information relative to such claims and those arising thereafter shall be available to the Buyer from and after the date hereof.

3.26. Prepayments and Deposits. Schedule 3.26 attached hereto sets forth all prepayments and deposits, which have been received by the Company or any of the Subsidiaries as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date, other than products shipped cash in advance.

3.27. Indebtedness to and from Officers, Directors and Stockholders. Except as set forth on Schedule 3.27 attached hereto and except for intercompany indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the LLC 1999 Financial Statements, and no such officer, director, stockholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

3.28. Banking Facilities. Schedule 3.28 attached hereto sets forth a true, correct and complete list of:

(a) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries thereat;

(b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto; and

(c) each outstanding letter of credit with respect to the Company or the Subsidiaries.

3.29. Powers of Attorney and Suretyships. Except as set forth on Schedule
3.29 attached hereto, neither the Company nor any of the Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

3.30. Conflicts of Interest. Except as set forth on Schedule 3.30 attached hereto, no officer, director or Stockholder of the Company or any Subsidiary nor, to Stockholders' Knowledge, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

(a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does nor during such period did business with the Company or any of the Subsidiaries, other than an interest of less than 1% in any publicly traded company; or

(b) a beneficial interest in any contract, commitment or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or such Subsidiary.

3.31. Regulatory Approvals. Except for approvals of the Federal Trade Commission and the Antitrust Division of the United States Department pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), all consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or any of the Subsidiaries and which are necessary for the execution and delivery by the Stockholders and the Company of this Agreement or any documents to be executed and delivered by the Stockholders or the Company in connection herewith are set forth on Schedule 3.31 attached hereto and have been, or prior to the Closing Date will be, obtained and satisfied.

3.32.    Environmental Matters.

(a) To the Stockholders' Knowledge, each of the Company and the Subsidiaries has complied in all respects with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste;
(ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

(b) To the Stockholders' Knowledge, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(c) Schedule 3.32(c) sets forth a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

(d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

3.33. Disclosure. Except for documents prepared by third parties and provided to Buyer on behalf of the Company in accordance with the terms of this Agreement, the information concerning the Company and the Subsidiaries set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading.

4. Representations of the Buyer. The Buyer represents and warrants to each Stockholder as follows:

4.01. Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Stockholders, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

4.02. Authorization. Except as set forth in Schedule 4.02 attached hereto, the execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound. Schedule 4.02 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

4.03. Approvals. Except for approvals of the Federal Trade Commission and the Antitrust Division of the United States Department pursuant to the Hart-Scott-Rodino Act, there are no consents, approvals, authorizations and other requirements prescribed by any contract, agreement, indenture, mortgage, loan or credit agreement, law, rule, regulation or other obligation of the Buyer, which must be obtained or satisfied by the Buyer and which are necessary for the execution and delivery by the Buyer of this Agreement, and which are necessary for the consummation of the transactions contemplated by this Agreement.

4.04. Disclosure. The information concerning the Buyer set forth in this Agreement, the Exhibits attached hereto and any document, statement or certificate furnished or to be furnished by the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading.

4.05. Investment Representation. The Buyer is acquiring the Shares from each Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.06. Litigation. Except as provided in Schedule 4.06, there is no action, suit or proceeding to which the Buyer is a party (either as a plaintiff or defendant) pending or, to the Buyer's Knowledge, threatened against Buyer before any court or governmental agency, authority, body or arbitrator which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

5. HSR Act Filing; Access to Information; Confidentiality; Public
Announcements.

5.01. HSR Act Filing. Each of the Company and Buyer shall make an HSR Act filing requesting early termination (the "HSR Act Filing") no later than March 22, 2000 (the "HSR Filing Date"), and shall coordinate their filing dates to enable contemporaneous filing. The Buyer shall pay the filing fee required to be paid to the Federal Trade Commission in connection with the HSR Act Filing. Each of the Company and the Buyer shall pay all other fees and expenses incurred by the Company or the Buyer, respectively, in connection with the HSR Act Filing. The Company and the Buyer shall cooperate with each other and promptly take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain favorable review of the proposed transaction under the HSR Act. The Company and the Buyer agree to use commercially reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated hereunder by the Department of Justice, the Federal Trade Commission, any State Attorney General or any other governmental entity (including, without limitation, objections under any antitrust laws); provided, however, that neither party shall be required to accept any condition or restriction, including, without limitation, the disposition of assets, which would materially adversely impact the economic or business benefits of the transactions contemplated hereby. The Company and the Buyer agree to use reasonable efforts to take such action (any action by the Company to be at Buyer's expense) as may be required by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the transaction hereunder as violative of the antitrust laws, in order to avoid the entry of, or to cause the withdrawal or voiding of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the transactions contemplated by this Agreement.

5.02. Access to Management, Properties and Records. From the date of this Agreement until the Closing Date, the Stockholders and the Company shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Company and the Subsidiaries, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company and the Subsidiaries, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records; provided, however, that Buyer shall use its good faith efforts not to disrupt the conduct of the Company's business activities. The Stockholders and the Company shall furnish to the Buyer such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyer shall reasonably request.

5.03.    Confidentiality.

(a) The Company and the Stockholders have furnished and will continue to furnish the Buyer with certain information which is either non-public, confidential or proprietary in nature and which (i) is not already known to persons other than the Company, the Stockholders, their representatives and third parties which have entered into written non-disclosure agreements with the Company and (ii) has not been independently developed by the Buyer. All such information furnished to the Buyer, its directors, officers, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively, "Representatives"), by the Company, the Stockholders, or any of their respective representatives, and all analyses, compilations, data, studies or other documents prepared by the Buyer or its representatives containing or based in whole or in part on any such furnished information or reflecting the Buyer's review of, or interest in, the Company is hereinafter referred to as "Information."

(b) Buyer hereby agrees to (i) hold, and will cause its representatives (including investors and lending institutions) to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, requirement of law (including federal and state securities laws), this Agreement and the terms hereof, and all Information and (ii) use the Information solely in connection with the consummation of the transactions contemplated by this Agreement.

5.04. Public Announcements. The parties agree that, except as required by law, prior to the Closing Date any and all general public pronouncements or other general public communications concerning this Agreement and the purchase and sale of the Shares by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Company, the Stockholders' Representatives and the Buyer.

6. Pre-Closing Covenants of the Stockholders, the Company and the Subsidiaries. From and after the date hereof and until the Closing Date:

6.01. Conduct of Business. The Company and the Subsidiaries shall (a) conduct their business and operations in the usual and ordinary course of business in accordance with past custom and practice and shall not accelerate the collection of receivables, delay the payment of payables or otherwise manage cash flow otherwise than as heretofore, provided, nevertheless, that the Company and the Subsidiaries may in their reasonable business judgment increase thermal paper raw material and finished goods inventory beyond normal seasonal levels and shall pay the resulting accounts payable in the normal course without failing to take 2% payment discounts, (b) maintain all of the assets owned or used in the business of the Company and its Subsidiaries in the ordinary course of business, consistent with past custom and practice and (c) perform and comply in all material respects with its obligations under all Contracts. "Inventory Build-up Cost" means the amount, if any, by which the sum of thermal paper raw material inventory plus the raw material content of thermal paper finished inventory on the day prior to the Closing exceeds $2,655,275 less the amount, if any, by which accounts payable relating to thermal raw material purchases on such date exceed $5,399,940 determined consistently with Schedule 6.01. Subject to the Company's compliance with the foregoing, "Normal Cash" shall be the Company's cash balance at the close of business on the third business day preceding the Closing Date. "Closing Date Cash" shall be the Company's cash balance at the close of business on the Closing Date. Without limitation, all amounts owed pursuant to the 1999 Bonus Program shall be paid prior to the Closing Date.

6.02. Absence of Material Changes. Except as disclosed on Schedule 6.02, without the prior written consent of the Buyer and except as permitted under this Agreement, neither the Company nor any of the Subsidiaries shall:

(a) take any action to amend its charter documents or bylaws;

(b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

(c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

(d) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock except for S Corporation Distributions;

(e) except for the 20" Press, mortgage, pledge, or subject to any lien, charge or any other encumbrance any of their respective assets or properties except in the ordinary course of business;

(f) sell, assign, or transfer any of its material assets, except for inventory sold in the ordinary course of business, at a normal profit margin, and for not less than replacement cost, or excess machinery taken out of service;

(g) other than for Credited Liabilities, cancel any debts or claims, except in the ordinary course of business;

(h) merge or consolidate with or into any corporation or other entity;

(i) other than for the Company's Profit Bonus Program for 2000 (which shall be provided to Buyer prior to Closing and shall be consistent with the past practice of the Company), make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of business consistent with past practice;

(j) make any election or give any consent under the Code or the Tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present Tax due;

(k) waive any rights of material value;

(l) except in the ordinary course of business, modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

(m) take or permit any act or omission constituting a material breach or default under any contract, indenture or agreement by which it or its properties are bound;

(n) except for the New Press, incur any capital expenditure in excess of $50,000 in any instance or $250,000 in the aggregate;

(o) engage any new employee for a salary in excess of $100,000 per annum;

(p) materially alter the terms, status or funding condition of any Employee Plan; or

(q) commit or agree to do any of the foregoing in the future.

6.03. Delivery of Interim Financial Statements.

(a) As promptly as possible following the last day of each month after the date hereof until the Closing Date, and in any event within 20 days after the end of each such month, the Stockholders or the Company shall deliver to the Buyer the consolidated balance sheets of the Company and the related statements of income, shareholders' equity, and retained earnings for the one-month period then ended of the Company (the "Company Interim Financial Statements"), all certified by the chief financial officer of the Company, to the effect that such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and for the period covered thereby.

(b) As promptly as possible following the last day of each month after the date hereof until the Closing Date, and in any event within 20 days after the end of each such month, the Stockholders or the Company shall deliver to the Buyer the consolidated balance sheets of the LLC and the related statements of income, shareholders' equity, retained earnings and changes in financial condition for the one-month period then ended of the LLC (the "LLC Interim Financial Statements"), all certified by the chief financial officer of the LLC to the effect that such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the LLC as of the date thereof and for the period covered thereby.

6.04.    Communications with Customers and Suppliers.

(a) Subject to the Company's good faith business judgment, the Company and each of the Subsidiaries will continue to accept customer orders in the ordinary course of business and consistent with past practice for all products offered by the Company and the Subsidiaries but expected to be shipped after the Closing Date.

(b) The Company, the Subsidiaries and the Buyer will cooperate in communications with suppliers and customers to accomplish the transfer of the business of the Company and the LLC to the Buyer on the Closing Date.

6.05. Continued Truth of Representations and Warranties. Neither the Stockholders nor the Company nor any Subsidiary will take any actions which would result in any of the representations or warranties set forth in Sections 2 and 3 hereof being untrue from and after the date hereof and until the Closing Date.

6.06. Continuing Obligation to Inform. From time to time prior to the Closing, the Stockholders will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date; provided, that such supplemental information shall constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

6.07. Exclusive Dealing. Neither the Stockholders nor the Company will, directly or indirectly, through any officer, director, agent or otherwise,
(a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in the Company or any of the Subsidiaries or any merger, consolidation or business combination with the Company or any of the Subsidiaries, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Stockholders, the Company and the Subsidiaries agree to promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company, any of the Stockholders or any Subsidiary.

6.08. Reports, Taxes. The Company and the Subsidiaries will duly and timely file all Tax Returns required to be filed prior to Closing and will promptly pay all Taxes due and payable by them prior to Closing (unless contesting such in good faith and adequate provision has been made therefor).

6.09. Forms 8023. On or prior to the Closing, the Stockholders shall prepare and deliver to Buyers the Forms 8023 as set forth in Section 11.04 hereof.

7. Best Efforts to Obtain Satisfaction of Conditions. The Stockholders, the Company, the Subsidiaries and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

8. Conditions to Obligations of the Buyer. The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

8.01. Continued Truth of Representations and Warranties of the Stockholders and the Company. The representations and warranties of the Stockholders and the Company shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date (except to the extent any such representation or warranty is given as of a date certain), except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Stockholders, the Company and the Subsidiaries shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

8.02. Performance by the Stockholders and the Company. At the Closing, the Stockholders and the Company shall have delivered to the Buyer a certificate signed by each such Stockholder or the President and Chief Financial Officer of the Company, as the case may be, as to their compliance with Section 8.01 hereof.

8.03. Governmental Approvals. All governmental agencies, department, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Stockholders, the Company or the Subsidiaries of the transactions contemplated by this Agreement and the operation of the business of the Company and the Subsidiaries by the Buyer shall have consented to, authorized, permitted or approved such transactions.

8.04. Consent of Lenders, Lessors and Other Third Parties. The
Stockholders, the Company and the Subsidiaries shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Stockholders, the Company and the Subsidiaries to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedule 8.04 attached hereto.

8.05. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any person or governmental body whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would affect the right of the Buyer to own the Shares or to operate the business of the Company and the Subsidiaries after the Closing.

8.06. Opinion of Counsel. The Buyer shall have received an opinion of Sonnenschein Nath & Rosenthal, counsel to the Stockholders, the Company and the Subsidiaries, dated as of the Closing Date substantially to the effect set forth on Exhibit E attached hereto and subject to normal and customary qualifier and limitation.

8.07. Employment Contract. On or prior to the Closing Date, the Buyer shall have executed an employment contract with Albert substantially in the form of Exhibit C attached hereto.

8.08. Closing Deliveries. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as reasonably necessary to consummate the transactions contemplated by this Agreement, including, without limitation:

(a) the stock certificates representing the Shares duly endorsed in accordance with Section 1.01 of this Agreement;

(b) such certificates of the Company's officers and of the Stockholders and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Buyer shall reasonably request;

(c) a certificate evidencing the existence and good standing of the Company issued by the Secretary of State of Illinois;

(d) certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Section 3.01;

(e) where consent to the transaction is required by the Leases in Tennessee, Illinois, California, or Texas, estoppel certificates from each lessor from whom the Company or any Subsidiary leases real or personal property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that to the knowledge of the applicable landlord there are no written notices of defaults against the Company or such Subsidiary under such Lease;

(f) where consent to the transaction is required by the applicable Lease, estoppel certificates from each tenant to whom the Company or any Subsidiary leases real property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that to the knowledge of the applicable tenant there are no written notices of defaults against the Company or such Subsidiary under such Lease;

(g) certificates of appropriate governmental officials evidencing the Company's and LLC's qualification to do business as a foreign corporation and good standing of the Company and LLC in each jurisdiction listed in
Schedule 3.01;

(h) written resignations of all members of the Company's Board of Directors;

(i) the original corporate minute books of the Company and all corporate seals; and

(j) a cross receipt executed by the Buyer and the Stockholders.

8.09. Transferred Real Estate. At Closing, the LLC (or, at Buyer's request, a newly organized wholly owned subsidiary of the Company) shall acquire, as of immediately prior to the transfer of the Shares pursuant to Section 1.01 hereof, the Transferred Real Estate for the aggregate purchase price (the "Real Estate Purchase Price") shown on Schedule 8.09 hereto, allocated among such real estate assets as mutually agreed between the parties within two weeks after the date hereof. Buyer shall advance to the LLC an amount equal to the Real Estate Purchase Price in cash, or by wire transfer of readily available funds to the escrow account(s) established to effectuate the transfer of the Real Estate or such other account or accounts for that purpose as designated by the Stockholders' Representatives to allow the LLC to acquire the Real Estate and to pay off all industrial revenue bonds financing then in effect. At the election of Buyer or the Stockholders, at Closing Buyer and Stockholders shall establish an escrow with a title insurance company in order to effectuate the transfer of the Transferred Real Estate and such repayment. The costs of such escrow shall be split between the Buyer and the Stockholders. The Stockholders shall be responsible for all state and local transfer, recording or other taxes or charges, title insurance and other costs or expenses of such acquisition.

8.10. Transferred Equipment. At Closing, the LLC shall acquire, as of immediately prior to the transfer of the Shares pursuant to Section 1.01 hereof, the Transferred Equipment for the aggregate purchase price (the "Equipment Purchase Price") shown on Schedule 8.10 hereto, allocated among such equipment to be mutually agreed to within two weeks of the date hereof and to be set forth on such Schedule 8.10. Buyer shall advance to the LLC an amount equal to the Equipment Purchase Price in cash, or by wire transfer of readily available funds to the escrow account(s) established to effectuate the transfer of the Equipment or such other account or accounts for that purpose as designated by the Stockholders' Representatives to allow the LLC to acquire the Equipment.

8.11. Interests In Subsidiaries. On or prior to the Closing Date, the Company shall have acquired, without paying consideration therefor, any and all shares of capital stock or other equity interests of or in any of the Subsidiaries which stock or equity interests are not owned by the Company on the date of this Agreement, so that at the Closing Date the Company will be the sole owner of all capital stock and other equity interests of or in each of the Subsidiaries.

8.12. Certain Subsidiary Interests. On or prior to the Closing Date, the Company shall (a) transfer its 49% interest in the Mexican joint venture, Rittenhouse Latinoamerica, S.A. de C.V. ("Joint Venture Interest"), to an entity wholly owned by the Stockholders and (b) transfer its 20% interest in Rittenhouse California L.P. (the "California Transfer") and its 50% interest in Ribbons & Rolls Ltd. to the Stockholders. At the Buyer's request, no later than 120 days after the Closing, the Stockholders shall transfer the Joint Venture Interest to the Buyer for a purchase price of One Dollar ($1.00). In the event that the Buyer exercises its option in accordance with the foregoing, the Stockholders shall be discharged as guarantor from the Replacement Guarantee (as defined in Section 8.18), and the Buyer shall assume such obligations.

8.13. Certain Personal Property. On or prior to the Closing Date, the Company shall have acquired all tangible personal property owned by any Affiliated Entity and which is listed (or required to be listed) on
Schedule 3.10.

8.14. HSR Approval. The statutory waiting period required under the HSR Act shall have expired and neither the Department of Justice nor the Federal Trade Commission shall have taken any action to enjoin or delay the consummation of the transactions contemplated hereby ("HSR Approval").

8.15. Financing. The Buyer shall have obtained institutional debt financing of not less than Fifty-Five Million Dollars ($55,000,000) for use in financing its purchase of the shares pursuant to the terms and conditions of the commitment letter from Fleet Bank N.H. and LaSalle Bank N.A. in the amount of $55,000,000, a copy of which is attached as Schedule 8.15.

8.16. Certain Employment and Equity Interests. On or prior to the Closing Date, the Company shall have terminated, and paid all amounts owed with respect to, the following:

(a) all employment or compensation agreements between the Company and each of Simon J. Blattner, Jr. and Andrew B. Albert;

(b) all Rittenhouse, L.L.C. Executive Interest Acceptance, Non-Compete and Non-Disclosure Agreements;

(c) the agreements listed at items (a)(iv) 11 and 12 and item (a)(vi)(1) of
Schedule 3.18 hereto; and

(d) the Deferred Compensation Agreement between the Company and Simon J. Blattner, Jr.

8.17. Debt Repayments. At the Closing Date, the Stockholders or the Company shall pay or cause to be paid all amounts outstanding under the loans described in items (i) 1, 2, 3, 4 and 6 and item (ii) of Schedule 3.06(f).

8.18. Guaranty. On or prior to Closing, the Company shall be discharged as guarantor from the Rittenhouse Guarantee (as defined in Schedule 3.07), and the Stockholders shall assume such obligations (the "Replacement
Guarantee").

9. Conditions to Obligations of the Stockholders. The obligations of the Stockholders under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Stockholders' Representatives, who shall have the power and authority to bind all of the
Stockholders:

9.01. Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Stockholders' Representatives. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

9.02. Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

9.03. Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

9.04. HSR Approval. The statutory waiting period required under the HSR Act shall have expired and neither the Department of Justice nor the Federal Trade Commission shall have taken any action to enjoin or delay the consummation of the transactions contemplated hereby.

9.05. Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any person or governmental body whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Stockholders to transfer the Shares.

9.06. Opinion of Counsel. The Stockholders shall have received an opinion of Hale and Dorr LLP, counsel to the Buyer, dated as of the Closing Date substantially to the effect set forth on Exhibit D attached hereto and subject to normal and customary qualifier and limitation.

9.07. Board Representation. At the first meeting of the board of directors of the Buyer following the annual meeting of the shareholders of the Buyer, the Buyer shall enlarge its board of directors by one and shall elect Andrew B. Albert to fill the vacancy thereby created.

9.08. Closing Deliveries. The Stockholders shall have received at or prior to the Closing such documents, instruments or certificates as the Stockholders may reasonably request including, without limitation:

(a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 9 as the Stockholders' Representatives shall reasonably request;

(b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of the Buyer in Delaware;

(c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws delivered pursuant to Section 4.01;

(d) payment of the Base Purchase Price; and

(e) a cross receipt executed by the Buyer and the Stockholders.

9.09. Effective as of the Closing. The following transaction will be deemed to have occurred: (a) the Notes, dated January 3, 1997 and April 15, 1999 made in favor of the Company by Blattner and Albert, each in the principal amount of $2.2 million, shall be deemed to have been paid into the Company;
(b) the Company's cash will be deemed to have increased accordingly; and
(c) there will have been deemed to have been a distribution in the amount of $4.4 million to the Stockholders. Such transactions shall not be deemed to have affected Normal Cash.

10. Indemnification.

10.01. By the Stockholders and the Company. If the Closing occurs, the Stockholders, jointly and severally, hereby indemnify and hold harmless the Buyer and the Company from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (the "Buyer Losses") in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by the Stockholders or the Company in this Agreement;

(ii) any breach of any covenant, agreement or obligation of the Stockholders or the Company contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

(iii)             all prohibited transactions disclosed at item (d) of
                  Schedule 3.21 hereto, and any failure to file Form 5500 listed at item (h) of Schedule 3.21 hereto;

(iv) all items listed on Schedule 3.08, except for the first $250,000 of any Losses related to any worker's compensation claims in respect thereof, and items
                  (a)(iv)6 and (b)(iii) listed on Schedule 3.18 attached hereto;

(v) all severance obligations to the persons listed at item 3 of Schedule 3.20 accrued prior to the Closing;

(vi) all obligations relating to the Rittenhouse Guarantee, except if Buyer exercises its option to acquire the Joint Venture Interest in accordance with Section 8.12; and

(vii) costs, liabilities and expenses (including reasonable attorneys' fees) arising from (a) the actual or alleged presence of Materials of Environmental Concern in, at or under any property owned or used by the Company or any subsidiary or affiliate on or before the Closing Date or to which Materials of Environmental Concern were sent by the Company or any subsidiary or affiliate on or before the Closing Date and which in the Buyer's good faith judgment with written advice of outside counsel require clean-up in accordance with Environmental Law, or (b) actual or alleged violations of Environmental Law related to the use, generation, emission, storage, treatment transport or disposal of Materials of Environmental Concern from, to, at, in, on or under any property owned or used by the Company or any subsidiary or affiliate on or before the Closing Date.

10.02. By the Buyer. If the Closing occurs, the Buyer hereby indemnifies and holds harmless the Stockholders and the Company from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (the "Stockholders Losses" together with the Buyer Losses, the "Losses") in connection with each and all of the following:

(i) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement; and

(ii) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement.

10.03. Special Litigation Indemnity. If at anytime prior to Closing, the Stockholders or the Company are made parties to any action or proceeding challenging or in any way preventing the consummation of the transactions contemplated by this agreement, the Buyer (without regard to Section 10.04 herein) shall indemnify and hold harmless the Stockholders and the Company from and against all claims, damages, losses, liabilities, reasonable costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) in connection with any such action or proceeding.

10.04. Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 10, the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party obligated to provide indemnification (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 10.05 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Section 10.05.

10.05. Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice to the Indemnified Party assume the defense of any such claim or legal proceeding. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. For purposes of this Section 10.05, the parties agree that Sonnenschein Nath & Rosenthal is acceptable legal counsel for the Stockholders and Hale and Dorr LLP is acceptable legal counsel for the Buyer. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after receipt of the prompt notice of the Buyer or the Company pursuant to Section 10.04 above, the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

10.06. Payment of Indemnification Obligations. Each of the Stockholders hereby agrees that any claim for indemnification by the Buyer, or the Company (if the Closing occurs), under this Section 10 or under any other provision of this Agreement, including, without limitation, Sections 1.03, 1.04, and 12.04 hereof, may, at the option of the Buyer or the Company, as the case may be, be satisfied by (a) any amount remaining in the Escrow Fund following any adjustment pursuant to Section 1.04 hereof or (b) reducing the Contingent Purchase Price (to the extent such Contingent Purchase Price has been earned but not theretofore been paid), after final agreement or final adjudication pursuant to Section 13.03 ("Right of Offset"). Buyer shall provide notice to Stockholders at least 10 business days prior to the date (the "Offset Date") on which it intends to exercise its Right of Offset against the Escrow Fund or the Contingent Purchase Price. All indemnification by the Stockholders hereunder (to the extent not satisfied in the manner specified in the preceding sentence), shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

10.07. Survival of Representations; Claims for Indemnification. All representations and warranties made by the Stockholders and the Company in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of the Indemnified Party for a period of eighteen (18) months. All such representations and warranties shall expire on the eighteen (18) month anniversary of the Closing Date, except for claims, if any, (a) asserted in writing prior to such eighteen (18) month anniversary identified as a claim for indemnification pursuant to this Section 10.07 for breach of the representations and warranties contained in Section 3.16 (Tax Matters) or
3.32 (Environmental Matters) all of which shall survive until the expiration of the statute of limitations applicable to the matter covered by the claim, or (c) which are based upon fraud by any of the Stockholders, which shall survive until finally resolved and satisfied in full.

10.08. Deductible Amount; Cap Amount. Notwithstanding any other provision of this Agreement to the contrary, (i) no claim may be made by Buyer against the Stockholders for indemnification pursuant to Section 10.01 with respect to any individual item (or group of integrally related items) of Losses, unless the aggregate of all Losses of the Indemnified Parties with respect to Sections 10.01 shall exceed an amount equal to $250,000 (the "Deductible Amount"), and the Stockholders shall then only be liable for Losses in excess of such Deductible Amount; and (ii) the indemnification obligations of the Stockholders pursuant to Section 10.01 shall be limited in the aggregate to an amount equal to $4,700,000 (the "Cap Amount"); Notwithstanding anything else in this Section 10.08, claims pursuant to
Section 10.01 for breaches of the representations and warranties contained in Section 3.16 (Tax Matters), Section 3.32 (Environmental Matters) or claims made for material breaches of any covenant, agreement or obligation of the Stockholders or the Company contained Sections 11.04 or 11.05 and those indemnification matters set forth in Sections 10.01(iii), (iv), (v),
(vi) and (vii) may be made against the Stockholders and shall be payable by the Stockholders without regard to (and shall not be counted against) the Deductible Amount or the Cap Amount and the limitations set forth in this
Section 10.08.

11. Post-Closing Agreements. The Buyer and Stockholders agree that from and after the Closing Date:

11.01.   Proprietary Information.

(a) Each of the Stockholders and each of their affiliates (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) (individually, an "Affiliate" and collectively "Affiliates") shall hold in confidence and shall use their best efforts to have all officers, directors and personnel who continue after the Closing to be employed by any such Stockholder or any Affiliate thereof to hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and the Subsidiaries and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Stockholders.

(b) Each Stockholder agrees that the remedy at law for any breach of this
Section 11.01 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 11.01.

11.02. No Solicitation or Hiring of Former Employees. Except as provided by law, for a period of two years after the Closing Date, no Stockholder nor any Affiliate thereof shall (a) solicit any person who was an employee of either the Company or any of the Subsidiaries on the date hereof or the Closing Date to terminate his employment with the Buyer (or the Company or any of the Subsidiaries, as the case may be) or to become an employee of such Stockholder or Affiliate, or (b) hire any person who was such an employee on the date hereof or on the Closing Date.

11.03. Non-Competition Agreement.

(a) For a period of three years after the Closing Date, no Stockholder shall, directly or indirectly, except as an officer or employee of the
Company: (i) develop, manufacture, market or sell any product which competes with any existing or proposed product manufactured by either the Company or any of the Subsidiaries on or prior to the Closing Date, or (ii) engage in any business competitive with the business of the Company or any of the Subsidiaries as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Company or any of the Subsidiaries conducted its business during the two years prior to the Closing Date.

(b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Section 11.03 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Stockholders agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

(c) Notwithstanding any provision in this Agreement to the contrary, the Stockholders shall not be precluded from acting in the capacity of an owner, director or officer of Rittenhouse Latinoamerica S.A. de C.V. (Mexico) or any aspect of its business.

11.04. Section 338(h)(10) Election. If the Buyer has given notice pursuant to Section 6.09 hereof:

(a) At the request of Buyer made within 90 days of Closing, each Stockholder and Buyer will join in making, and will take any and all action necessary to effect, a timely and irrevocable election under Section 338(h)(10) of the Code (and the Treasury Regulations and administrative pronouncements thereunder) and any comparable provision of state, local, or foreign Tax law (collectively a "Section 338(h)(10) Election"). Each Stockholder and Buyer shall file all Tax Returns in a manner consistent with the Section 338(h)(10) Election, and will not take any position contrary thereto.

(b) On or prior to the Closing, the Stockholders will deliver to Buyer two properly executed (by each Stockholder) and completed copies of Internal Revenue Service Form 8023 with respect to the Company (collectively, the "Form 8023") and, as applicable, two properly executed and completed copies of any analogous forms required pursuant to state, local, or foreign tax law. At least ten (10) days prior to the Closing Date, Buyer will provide the Stockholders' Representatives with the information regarding Buyer necessary to enable the Stockholders to complete the Form 8023. The Form 8023 that each Stockholder delivers to Buyer at the Closing will be complete in all respects except for the information required in lines 9 and 11 of the Form 8023 (the "Line 9/11 Information"). Within one hundred and fifty (150) days following the Closing Date (the "150-Day Period"), Buyer will determine the Line 9/11 Information. The Stockholders' Representatives will provide the Buyer with any information regarding the Stockholders as is necessary for Buyer to determine the Line 9/11 Information. The Line 9/11 Information shall in all events be consistent with the allocation of the Real Estate Purchase Price pursuant to Schedule 8.09 hereto. At or prior to the end of the 150-Day Period, Buyer will provide to the Representative a copy of the Line 9/11 Information. Buyer shall be responsible for filing the Form 8023.

(c) After the filing of the federal income Tax Return for the Company for the period including the last day for which its election under Section 1362 of the Code is effective (or after any subsequent amended Tax Return of the Company or any Tax Return of any Stockholder reporting Taxes relevant to the determination of the Tax Adjustment, or after the payment of any such Taxes after an assessment by, or settlement with, a taxing authority), Stockholders' Representatives shall determine (or redetermine) the amount of the Tax Adjustment, if any. For this purpose, Stockholders' Representatives shall take into account, among other factors, (i) the effects of any tax imposed under Section 1374 of the Code solely by reason of the Section 338(h)(10) Election, (ii) any change in the amount or character of income or gain recognized by the Stockholders by reason of the
Section 338(h)(10) Election, (iii) the Illinois Personal Property Replacement Tax and any other state or local taxes payable by the Company by reason of the Section 338(h)(10) Election, and (iv) any additional amount that may be required to gross-up the payments hereunder for any additional taxes payable thereon by the Stockholders. Thereafter, the Buyer will have ten (10) business days to review the Tax Adjustment (the "Review Period") and notify Stockholders' Representatives in writing of any disagreement Buyer may have regarding the Tax Adjustment. If the Buyer does not notify Stockholders' Representatives in writing of any such disagreement by the end of the Review Period, the Buyer will be deemed to have agreed to the Tax Adjustment as prepared by the Stockholders' Representatives and shall promptly pay such amount to the Stockholders' Representatives. If, prior to the end of the Review Period, Buyer notifies the Stockholders' Representatives of any such disagreement, Buyer and the Stockholders' Representatives will consult in good faith and attempt to resolve such disagreement. If, within thirty (30) days following the end of the Review Period, Buyer and the Stockholders' Representatives cannot resolve their disagreement, Buyer and the Stockholders' Representatives will submit this dispute to Peat Marwick (or, if such firm shall decline to act or is not, at the time of such submission, independent of the Stockholders, the Company and Buyer, to another independent accounting firm of international reputation mutually acceptable to the Stockholders and Buyer) (either Peat Marwick or such other accounting firm being referred to herein as the "Independent Accounting Firm") for resolution as promptly as possible (but in no event later than ninety (90) days after the termination of the Review Period) and will each pay one-half of the fees and expenses charged by such Independent Accounting Firm. Following the determination of the amount of the Tax Adjustment, either by agreement of Buyer and the Stockholders' Representatives or pursuant to the preceding sentence, Buyer shall promptly pay such amount to the Stockholders' Representatives.

(d) Buyer may, in its sole discretion, choose not to make a Section 338(h)(10) Election, in which case Sections 11.04(c) shall not apply.

11.05. Tax Returns and Cooperation.

(a) The Stockholders' Representatives shall prepare or cause to be prepared all income Tax Returns or reports for the Company that must be filed after Closing for all S-Corp Periods of the Company, and each such Tax Return shall be prepared in a manner consistent with past practice. The Stockholders' Representatives shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. Buyer shall file or cause to be filed each such Tax Return and, in the event a Section 338(h)(10) Election is made, Buyer shall pay or cause to be paid to the appropriate taxing authority any Taxes imposed on the Company that arise by reason of the Section 338(h)(10) Election ("Buyer 338(h)(10) Taxes") or the California Transfer; provided that any such Buyer 338(h)(10) Taxes attributable to Section 1374 of the Code or any comparable provisions of state or local law) shall be no more than such Tax payable on $7,000,000 of net unrealized built-in gain. The Stockholders shall pay to Buyer, and Buyer shall remit to the appropriate taxing authority, all Taxes imposed on the Company in respect of such Tax Return other than Buyer 338(h)(10) Taxes. The Stockholders shall also pay all Taxes imposed on them individually as S corporation Shareholders pursuant to Section 1366 of the Code and any analogous provision of state or local law. Buyer shall prepare or cause to be prepared and file all other Tax Returns required to be filed after the Closing Date, and shall pay all Taxes shown thereon or otherwise imposed on or payable by the Company after the Closing Date.

(b) Buyer and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 11.05 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include signing any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of the Buyer and the Stockholders agrees that it will, and, in the case of Buyer, that it will cause the Company to, retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

(c) The Stockholders shall control any Tax proceeding related to an S-Corp Period of the Company except that Buyer shall have joint control with the Stockholders of any such Tax proceeding that relates in whole or in part to Buyer 338(h)(10) Taxes, and Buyer shall have the right to participate in any other Tax proceeding related to income Taxes for an S-Corp Period of the Company which may have the effect of increasing the Tax liability of Buyer, the Company or their Affiliates for any Tax period ending after the Closing, and the Stockholders shall not settle or compromise any such proceeding without Buyer's prior written consent.

(d) Promptly after the Closing Date the Stockholders shall provide the Buyer with tax workpapers which will enable the Buyer to determine, among other items, (A) the tax basis of the Company or the Subsidiary in its assets; (B) the tax basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any "excess loss account"); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or the Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company or the Subsidiary arising out of any "deferred intercompany transaction" in a timely manner so that the Buyer has sufficient time to make a determination of whether or not to give notice under Section 6.09 to make a Section 338(h)(10) Election. The Stockholder will cooperate fully, as and to the extent reasonably requested by the Buyer, in connection with the Buyer's calculations concerning the determination to make the Section 338(h)(10) Election.

11.06. Waco Facility Lease. Buyer shall assume the lease at a cost of $150,000 per year on a gross rental basis of the Waco, Texas facility until the earlier of (i) one year after the Closing or (ii) the sale or lease of the Waco facility by the Stockholders. The Stockholders shall use their reasonable best efforts to consummate a sale or lease of the facility as soon as possible after the Closing.

11.07. Retiree Benefits. The obligations listed at item 4 of Schedule 3.20 hereto will be continued by the Buyer, and will be repaid promptly by the Stockholders on a quarterly basis upon presentation of invoice.

12. Termination of Agreement; Option to Proceed; Damages.

12.01. Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on April 24, 2000, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Company, the Buyer and the Stockholders' Representatives (whose consent shall bind each of the Stockholders); provided, however, in the event that HSR Approval is not received by the parties prior to April 24, 2000, the termination date, at the Stockholders' request, shall be extended until 10 business days after receipt of HSR Approval by the parties; further provided, however, that if HSR Approval is not received by July 24, 2000 this Agreement will terminate. In the event of such termination, the Buyer shall have no further obligation or liability to the Stockholders or the Company under this Agreement, and the Stockholders shall have no further obligation or liability to the Buyer under this Agreement.

12.02. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Stockholders or the Company under this Agreement, and the Stockholders shall have no further obligation or liability to the Buyer under this Agreement.

12.03. Termination by Reason of Breach. This Agreement may be terminated by the Stockholders, if at any time prior to the Closing there shall occur a breach of any of the material representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any material condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the material representations, warranties or covenants of the Stockholders, the Company or any of the Subsidiaries or the material failure of the Stockholders, the Company or any of the Subsidiaries to perform any condition or obligation hereunder (such a breach by the Buyer, Stockholders, the Company or any of the Subsidiaries shall be referred to herein as a "Pre-Closing Breach").

12.04. Availability of Remedies at Law. In the event this Agreement is terminated by the Buyer or the Stockholders, pursuant to the provisions of
Section 12.03, the parties hereto shall have available to them all remedies afforded to them by applicable law.

13. Dispute Resolution.

13.01. General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, other than Section 11.04(c), but including, without limitation, the occurrence of a Pre-Closing Breach, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 13.
13.02. Consent of the Parties. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, or within 30 calendar days after the Closing Date in connection with any dispute in the Adjustment Amount, the dispute will be submitted to arbitration in accordance with Section 13.03 hereof.

13.03.   Arbitration.

(a) Either the Buyer or the Stockholders' Representatives may submit any matter referred to in Section 13.02 hereof to arbitration by notifying the other party hereto and the Escrow Agent, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyer and the Stockholders' Representatives shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

(b) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyer and the Stockholders' Representatives shall meet, at which time the Buyer and the Stockholders' Representatives shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

(c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Stockholders' Representative. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

(d) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be final, binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto and the Escrow Agent.

(e) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

(f) Any arbitration pursuant to this Section 13.03 shall be conducted in Washington, District of Columbia. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the United States District Court for the District of Columbia for purposes of the enforcement of any arbitration award.

14.      Brokers.

14.01. For the Stockholders, the Company and the Subsidiaries. Each of the Stockholders, the Company and the Subsidiaries represent and warrant that, other than ABN AMRO Incorporated, no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Stockholders agree jointly and severally to pay all fees, expenses and other compensation owed to ABN AMRO Incorporated. The Stockholders jointly and severally agree to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Stockholders, the Company or the Subsidiaries.

14.02. For the Buyer. The Buyer warrants that, other than Lazard Freres no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement. The Buyer agrees to pay all fees, expenses and other compensation owed to Lazard Freres. The Buyer agrees to indemnify and hold harmless the Stockholders, the Company and the Subsidiaries against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

15. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

      To the Buyer:                        Nashua Corporation
                                           44 Franklin Street
                                           Nashua, NH  03061
                                           Attn:  Peter C. Anastos,
                                                  Vice President and General
                                                  Counsel

      With a copy to:                      John K. P. Stone, III
                                           Hale and Dorr, LLP
                                           60 State Street
                                           Boston, MA  02109

      To the Company:                      Rittenhouse Paper Company
                                           250 South Northwest Highway
                                           Suite 103
                                           Park Ridge, IL 60068

      With a copy to:                      Clarissa Cerda, Esq.
                                           Sonnenschein Nath & Rosenthal
                                           8000 Sears Tower
                                           233 South Wacker Drive
                                           Chicago, IL  60606

      To the Blattner Stockholders:        Attn:  Simon Blattner
                                           109 Alpine Terrace
                                           San Francisco, CA 94117

      To Andrew Albert:                    Andrew Albert
                                           c/o Rittenhouse Paper Company
                                           250 South Northwest Highway
                                           Suite 103
                                           Park Ridge, IL 60068

      With a copy to:                      Clarissa Cerda, Esq.
                                           Sonnenschein Nath & Rosenthal
                                           8000 Sears Tower
                                           233 South Wacker Drive
                                           Chicago, IL  60606

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by registered or certified mail.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders, the Company and the Subsidiaries, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Stockholders, the Company or the Subsidiaries from any obligation or liability under this Agreement.

17. Entire Agreement; Amendments; Attachments.

(a) This Agreement, all Schedules and Exhibits hereto, the Non-Disclosure Agreement and all agreements and instruments to be delivered by the parties pursuant hereto and thereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Board of Directors or officers authorized by such Board, and the Stockholders holding a majority of the Shares (who shall have the authority to bind all of the Stockholders) may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and such majority of the Stockholders.

(b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

18. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

19. Investigation of the Parties. All representations and warranties contained herein which are made to the Stockholders' Knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

20. Expenses. Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Stockholders, jointly and severally, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby, other than fees paid by the Company through March 31, 2000. The Stockholders shall be responsible for payment of all sales or transfer Taxes arising out of (i) any conveyance of Real Estate required to comply with Section 8.09 hereof, (ii) any conveyances of Equipment required to comply with Section 8.10 hereof, (iii) any conveyance of shares in Subsidiaries required to comply with Section 8.14 hereof and
(iv) the conveyance of the Shares to the Buyer.

21. Legal Fees. In the event that legal proceedings are commenced by the Buyer against the Stockholders (or the Company, if the transactions contemplated hereby are not consummated), or by the Stockholders against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

23. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

24. Definitions. The terms listed on Schedule I hereto (in their singular and plural forms as appropriate) shall have the meanings set forth in the Agreement and Schedule I.

25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

(Corporate Seal)                      BUYER:

                                      NASHUA CORPORATION

ATTEST                                ___________________________________

/s/ Peter C. Anastos                  By: /s/ Gerald G. Garbacz
________________________                 ________________________________
Secretary                                Gerald G. Garbacz
                                         President and CEO


                                      COMPANY:

                                      RITTENHOUSE PAPER COMPANY


                                      ____________________________________

                                      By: /s/ Andrew B. Albert
                                         _________________________________

                                      Title: Co-Chairman
                                             _____________________________



                                      STOCKHOLDERS:


                                      /s/ Andrew B. Albert
                                      _____________________________________

                                      Address:  35 Longmeadow
                                                Winnetka, Ill.  60093


                                      /s/ Andrew B. Albert under Power of
                                      Attorney For Simon Blattner, Jr.
                                      _____________________________________

                                      Address: 690 Pennsylvania - Suite 119
                                               San Francisco, CA  94107


                                      The Simon J. Blattner III 1996 Trust

                                      By:  Andrew B. Albert, as Trustee, and
                                           not individually, and
                                           Robert A. Blattner, as Trustee,
                                           and not individually

                                      Trustee:

                                      /s/ Andrew B. Albert
                                      ______________________________________

                                      /s/ Robert A. Blattner
                                      ______________________________________

                                      Address: ____________________________
                                               _____________________________


                                      The Kimberly Blattner 1995 Marital Trust

                                      By:  Andrew B. Albert, as Trustee, and
                                           not individually, and
                                           Robert A. Blattner, as Trustee,
                                           and not individually

                                      Trustee:

                                      /s/ Andrew B. Albert
                                      ______________________________________

                                      /s/ Robert A. Blattner
                                      ______________________________________

                                      Address: ____________________________
                                               ____________________________


                                      The Charles D. Blattner 1996 Trust

                                      By:  Andrew B. Albert, as Trustee, and
                                           not individually, and
                                           Robert A. Blattner, as Trustee,
                                           and not individually

                                      Trustee:

                                      /s/ Andrew B. Albert
                                      ______________________________________

                                      /s/ Robert A. Blattner
                                      ______________________________________

                                      Address: ____________________________
                                               ____________________________


                                      The Diane R. Valentine 1996 Trust

                                      By:  Andrew B. Albert, as Trustee, and
                                           not individually, and
                                           Robert A. Blattner, as Trustee,
                                           and not individually

                                      Trustee:

                                      /s/ Andrew B. Albert
                                      ______________________________________

                                      /s/ Robert A. Blattner
                                      ______________________________________

                                      Address: ____________________________
                                               ____________________________




                                 Schedule I

                                DEFINITIONS

         "Accounts Receivable" shall have the meaning set forth in Section
3.15.

         "Affiliate" and/or "Affiliates" shall have the meaning set forth in Section 11.01(a).

         "Affiliated Entity" of any particular Person shall mean any other Person controlling, controlled by or under common control with such Person.

         "Agreement" shall have the meaning set forth in the Preamble to this Agreement.

         "Balance Sheet Date" shall have the meaning set forth in Section
3.06(b).

          "Base Purchase Price" shall have the meaning set forth in Section 1.03(a).

         "Blattner" shall have the meaning set forth in Section 3.06(f).

         "Blattner Shares" shall have the meaning set forth in Schedule
1.01.

         "Blattner Stockholders" shall mean the following stockholders:
Simon J. Blattner, Jr., The Simon J. Blattner, III 1996 Trust, The Kimberly Blattner 1995 Marital Trust, The Charles D. Blattner 1996 Trust and the Diane R. Valentine 1996 Trust.

         "Buyer" shall have the meaning set forth in the Preamble to this Agreement.

         "Buyer 338(h)(10) Taxes" shall have the meaning set forth in
Section 11.05(a).

         "Buyer Losses" shall have the meaning set forth in Section 10.01.

         "California Transfer" shall have the meaning set forth in Section
8.12.

         "Cap Amount" shall have the meaning set forth in Section 10.08.

         "CERCLA" shall have the meaning set forth in Section 3.32(a).

         "Closing" shall have the meaning set forth in Section 1.01.

         "Closing Date" shall mean April 20, 2000.

         "Closing Date Cash" shall have the meaning set forth in Section
6.01.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Common Stock" shall have the meaning set forth in the Preliminary Statement to this Agreement.

         "Company" shall have the meaning set forth in the Preamble to this Agreement.

         "Company Financial Statements" shall have the meaning set forth in
Section 3.06(a).

         "Company Interim Financial Statements" shall have the meaning set forth in Section 6.03.

         "Company 1998 Balance Sheet" shall have the meaning set forth in
Section 3.06(a).

         "Company 1999 Balance Sheet" shall have the meaning set forth in
Section 3.06(a).

         "Company 1998 Financial Statements" shall have the meaning set forth in Section 3.06(a).

         "Company 1999 Financial Statements" shall have the meaning set forth in Section 3.06(a).

         "Contingent Purchase Price" shall have the meaning set forth in
Section 1.03(a).

         "Contract Liabilities" shall have the meaning set forth in Section
3.07.

         "Contracts" shall have the meaning set forth in Section 3.18(a).

         "Credited Liabilities" shall have the meaning set forth in Section 3.06(f).

         "Deductible Amount" shall have the meaning set forth in Section
10.08.

         "Defined Benefit Plans" shall have the meaning set forth in
Section 3.21(f).

         "Employee Plans" shall have the meaning set forth in Section
3.21(a).

         "Environmental Law" shall have the meaning set forth in Section
3.32(a).

         "Equipment Purchase Price" shall have the meaning set forth in
Section 8.10.

         "ERISA" shall have the meaning set forth in Section 3.21(b).

         "ERISA Affiliate" shall have the meaning set forth in Section
3.21(a).

         "Escrow Agent" shall have the meaning set forth in Section
1.03(b)(ii).

         "Escrow Agreement" shall have the meaning set forth in Section 1.03(b)(ii).

         "Escrow Fund" shall have the meaning set forth in Section
1.03(b)(ii).

         "Form 8023" shall have the meaning set forth in Section 11.04(b).

         "Governmental Agencies" shall have the meaning set forth in
Section 3.13(e).

         "Governmental Regulations" shall have the meaning set forth in
Section 3.13(i).

         "Hart-Scott-Rodino Act" shall have the meaning set forth in
Section 3.31.

         "HSR Act Filing" shall have the meaning set forth in Section 5.01.

         "HSR Approval" shall have the meaning set forth in Section 8.14.

         "HSR Filing Date" shall have the meaning set forth in Section
5.01.

         "Indemnified Party" shall have the meaning set forth in Section
10.04.

         "Indemnifying Party" shall have the meaning set forth in Section
10.04.

         "Independent Accounting Firm" shall have the meaning set forth in
Section 11.04(c).

         "Information" shall have the meaning set forth in Section 5.03(a).

         "Insurance Policies" shall have the meaning set forth in Section
3.09.

         "Intangible Property" shall have the meaning set forth in Section
3.11.

         "Inventory" shall have the meaning set forth in Section 3.14.

         "Inventory Build-up Cost" shall have the meaning set forth in
Section 6.01.

         "Joint Venture Interest" shall have the meaning set forth in
Section 8.12.

         "LLC" shall have the meaning set forth in Section 3.06(b).

         "LLC Financial Statements" shall have the meaning set forth in
Section 3.06(b).

         "LLC Interim Financial Statements" shall have the meaning set forth in Section 6.03.

         "LLC 1998 Balance Sheet" shall have the meaning set forth in
Section 3.06(b).

         "LLC 1999 Balance Sheet" shall have the meaning set forth in
Section 3.06(b).

         "LLC 1998 Financial Statements" shall have the meaning set forth in Section 3.06(b).

         "LLC 1999 Financial Statements" shall have the meaning set forth in Section 3.06(b).

         "Leases" shall have the meaning set forth in Section 3.12.

         "Lien" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind.

         "Line 9/11 Information" shall have the meaning set forth in
Section 11.04(b).

         "Losses" shall have the meaning set forth in Section 10.02.

         "Material Adverse Effect" shall mean any action or omission which, would have a material adverse effect upon the business, financial condition or operating results of the Company and its Subsidiaries, taken as a whole.

         "Materials of Environmental Concern" shall have the meaning set forth in Section 3.32(b).

         "New Press" shall have the meaning set forth in Section 1.03(a).

         "Non-Disclosure Agreement" shall mean that certain letter agreement between Buyer and the Company, dated June 14, 1999.

         "Normal Cash" shall have the meaning set forth in Section 6.01.

         "Normal Cash Adjustment" shall have the meaning set forth in
Section 1.03(d).

         "150-Day Period" shall have the meaning set forth in Section 11.04(b).

         "Offset Date" shall have the meaning set forth in Section 10.06.

         "PBGC" shall have the meaning set forth in Section 3.21(c).

         "Permits" shall have the meaning set forth in Section 3.19.

         "Permitted Exceptions" shall mean, collectively, the following:

                           (a) Present and future zoning laws, ordinances, resolutions, orders and regulations of all municipal, county, state or federal governments having jurisdiction over the Real Estate and the use of improvements thereon.

                           (b) All covenants, restrictions, easements, encumbrances and agreements of record.

                           (c) Beams and beam rights and party walls and party wall agreements.

                           (d) Such state of facts as a current, accurate survey of the Real Estate would disclose.

                           (e) Such state of facts as a physical inspection of the Real Estate would disclose.

                           (f) The lien of any unpaid real estate taxes, water charges and sewer rents for the fiscal year(s) or other applicable period in which the Closing occurs.

                           (g) (i) The lien of all unpaid assessments encumbering the Real Estate on the date of this Agreement, and installments thereof, due and payable on or after the Closing Date, and (ii) the lien of all unpaid assessments which first encumber the Real Estate subsequent to the date of this Agreement, and installments thereof, whether due and payable prior to, on or after the Closing Date.

                           (h) All liens and encumbrances resulting from the investigations or any and all other activities undertaken by Buyer.

                           (i) Rights, if any, of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distributions boxes and equipment in, over, under, and/or upon the Real Estate or any portion thereof.

                           (j) Building codes and restrictions heretofore or hereafter adopted by any public agency.

                           (k) Encroachments of stoops, areas, cellar, steps, trim, cornices, retaining walls, windows, window sills, ledges, fire escapes, doors, door caps, projecting air conditioner units or equipment, hedges, railings, coping, cellar doors or fences, if any, upon any street, highway, sidewalk or adjoining premises; variations between record line and retaining walls; encroachments of adjoining premises upon the Real Estate.

                           (l) Variations between the description of the Real Estate and the tax map description of the Real Estate.

                           (m) Leases.

                           (n) Contracts.

                           (o) The printed standard exceptions listed in Schedule B of the any title commitment or title insurance policy issued with respect to the Real Estate.

                           (p) The following specific exceptions to title:

         "Permitted Liens" shall mean the Liens listed on Schedule 3.10.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

         "Personal Property" shall have the meaning set forth in Section
3.10.

         "Pre-Closing EBITDA" shall have the meaning set forth in Exhibit A of this Agreement.

         "Pre-Closing Breach" shall have the meaning set forth in Section
12.03.

         "Raw Materials" shall have the meaning set forth in Section
3.18(b)(vi).

         "Real Estate" shall have the meaning set forth in Section 3.13(a).

         "Real Estate Purchase Price" shall have the meaning set forth in
Section 8.09.

         "Related Entity" shall mean with respect to any Person, any Person in whom such Person holds any equity interest (other than a publicly traded company in which the interest held is less than 1%) if such Person either
(i) currently leases any property to the Company or to any Subsidiary or
(ii) is required pursuant to this Agreement to transfer any property to the Company or to any Subsidiary at or prior to the Closing Date.

         "Replacement Guarantee" shall have the meaning set forth in
Section 8.18.

          "Representatives" shall have the meaning set forth in Section
5.03(a).

         "Review Period" shall have the meaning set forth in Section
11.04(c).

         "Right of Offset" shall have the meaning set forth in Section
10.06.

         "Rittenhouse EBITDA" shall have the meaning set forth in Exhibit A of this Agreement.

         "Rittenhouse Guarantee" shall have the meaning set forth in
Schedule 3.07.

         "S Corporation Distributions" shall mean distributions of cash to the Stockholders at such times and in such amounts as to permit the Stockholders to pay any Taxes, including estimated Taxes, imposed on the Stockholders with respect to the income or operations of the Company or its Subsidiaries.

         "S-Corp Period" shall mean any taxable period of the Company ending on or prior to the date of the termination of the Company's election under Section 1362 of the Code occurring by reason of the transfer described in Section 1.01 or the Section 338(h)(10) Election.

         "Section 338(h)(10) Election" shall have the meaning set forth in
Section 11.04(a).

         "Shares" shall have the meaning set forth in the Preliminary Statement to this Agreement.

         "Stockholder" and/or "Stockholders" shall have the meaning set forth in the Preamble to this Agreement.

         "Stockholders' Knowledge" when used in this Agreement with respect to the Company's awareness of the presence or absence of a fact, event or condition, shall mean actual, not implied or imputed, then present knowledge of Andrew Albert, Simon J. Blattner, Jr., William Patrick Murphy, Thomas Pagel, Karen Adams, John Peterka or Charles Urevick, or any of them.

         "Stockholders Losses" shall have the meaning set forth in Section
10.02.

         "Stockholders' Representatives" shall have the meaning set forth in Section 1.05(a).

         "Subsidiary" and "Subsidiaries" shall mean Rittenhouse, LLC and, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

         "Supplies" shall have the meaning set forth in Section 3.18(b)(v).

         "Targeted EBITDA" shall have the meaning set forth in Exhibit A of this Agreement.

         "Tax" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, Medicare, hospital insurance, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax.

         "Tax Adjustment" shall have the meaning set forth in Section
1.03(c).

         "Tax Return" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "Transferred Equipment" shall mean the equipment identified on
Schedule 8.10 hereto.

         "Transferred Real Estate" shall mean the real estate identified on
Schedule 8.09 hereto.

         "Trust" shall have the meaning set forth in Section 3.21(l).

         "WARN" shall have the meaning set forth in Section 3.20(d).


                                 EXHIBIT A

                 Determination of Contingent Purchase Price


         1.1 The Contingent Purchase Price shall be determined by reference to (i) the earnings before interest, Taxes, depreciation and amortization of the Company for the period January 1 through December 31, 2000, determined as hereinafter set forth (the "Rittenhouse EBITDA") and (ii) Ten Million Three Hundred Thousand Dollars ($10,300,000) (the "Targeted EBITDA"). If the Rittenhouse EBITDA is 80% of the Targeted EBITDA the Contingent Purchase Price shall be Four Million Dollars ($4,000,000) and shall increase on a linear basis to a maximum of Six Million Dollars ($6,000,000) if the Rittenhouse EBITDA is 120% or more of Targeted EBITDA. If the Rittenhouse EBITDA is less than 80% of Targeted EBITDA the Contingent Purchase Price shall be zero, and in no event will the Contingent Purchase Price exceed Six Million Dollars ($6,000,000). The Earnout Table set forth below illustrates the methodology described in the foregoing sentence.

         1.2 The Rittenhouse EBITDA shall be the sum of:

                  (a) the EBITDA of the Company and the Subsidiaries for the period January 1, 2000 through the day prior to the Closing Date, as shown on the unaudited financial statements of the Company and the Subsidiaries for such period prepared in accordance with generally accepted accounting principles ("GAAP") (the "Pre-Closing EBITDA"); and

                  (b) the EBITDA of the Company from the Closing Date through December 31, 2000, as shown on the unaudited financial statements of the Company prepared in accordance with GAAP and on a basis consistent with that used in the preparation of the Pre-Closing EBITDA, provided that:

1. The Rittenhouse EBITDA shall include the pre-Closing EBITDA of the partnerships holding the Transferred Real Estate, determined on the accrual basis.

2.       The Rittenhouse EBITDA shall not include:

             (a)  Amortization of goodwill acquired in the transaction;

             (b) Corporate charges of the Buyer allocated to the Company or the LLC except to the extent that the services giving rise to those charges reduced expenses that would otherwise have been incurred by the Company or the LLC;

             (c) any severance costs incurred by reason of employee terminations initiated after the Closing, and wage savings resulting from such terminations;

             (d) Any post-Closing increase in reserves to assets or increase in liabilities to the extent not required under GAAP;

             (e) Any reduction in profit attributable to any step-up of asset value (e.g., inventory) as a result of the transaction;

             (f) The Company's share of profit or loss from its investment in the Joint Venture;

             (g) Post-Closing costs associated with the closing of the Texas facility or any other Company or LLC facility;

             (h) any discretionary bonuses in excess of $200,000 in the aggregate with respect to year 2000 performance;

             (i)  any gains or losses from the sale of capital assets; or

             (j) any costs, reduced profits or increased profits that result from Buyer making any material change in the conduct of the Company's or the LLC's business (e.g., wage savings). For purposes hereof, no change shall be deemed material unless it has an annualized effect of more than $50,000.

3. The Rittenhouse EBITDA shall not be reduced because of any sales by the Company or by the LLC to Buyer at prices below market prices nor increased by any purchases by the Company or by the LLC from Buyer at prices below market prices.

4. If prior to January 1, 2001, the Buyer converts the Company or the LLC into a division of the Buyer, the Buyer shall establish such procedures as will permit the Rittenhouse EBITDA to be calculated in accordance with the foregoing substantially as accurately as if no such conversion had occurred.

5. The Pre-Closing EBITDA shall be calculated by the Stockholders Representatives and delivered (together with schedules demonstrating in reasonable detail the bases of such calculation) to Buyer no later than sixty days after Closing. The Rittenhouse EBITDA shall be calculated by Buyer and delivered (together with schedules demonstrating in reasonable detail the bases of such calculation) to the Stockholders Representatives not later than February 28, 2001. Not later than March 31, 2001 the Stockholders' Representatives shall inform Buyer in writing whether or not they accept such calculation and, if they do not, shall at that time provide Buyer with their reasons, in reasonable detail, for such disagreement. The parties agree that they shall cooperate to resolve any such dispute. Any resolution by the parties shall be final and binding. If in such case the parties have not resolved their disagreement prior to April 15, 2001, the dispute shall be submitted to Peat, Marwick LLP for final and binding decision pursuant to such procedures as such firm may establish. Such decision shall be enforceable in accordance with Section 13.03(f) of the Agreement. The Stockholders Representatives' calculation of the Pre-Closing EBITDA shall not be binding on the Buyer.

6. The Contingent Purchase Price shall be paid on the fifth business day following the date of its final determination. In the event that the Contingent Purchase Price is not paid by the fifth business day following determination, interest shall accrue thereon at the then existing Fleet Bank - N.H. prime rate.

7. If the Stockholders are materially prevented from obtaining the Contingent Purchase Price as a result of a business combination or sale of substantially all the assets of Buyer occurring after the Closing, then $5,000,000 of the Contingent Purchase Price shall be deemed earned and payable immediately to Stockholders.


                   Earnout Table
   -----------------------------------------------------

               Y2000                       Earnout
               EBITDA                       Amount
   ---------------------------- ------------------------

           Below $8,240,000                       $0
                  8,240,000                4,000,000
                  8,446,000                4,100,000
                  8,652,000                4,200,000
                  8,858,000                4,300,000
                  9,064,000                4,400,000
                  9,270,000                4,500,000
                  9,476,000                4,600,000
                  9,682,000                4,700,000
                  9,888,000                4,800,000
                 10,094,000                4,900,000
                 10,300,000                5,000,000
                 10,506,000                5,100,000
                 10,712,000                5,200,000
                 10,918,000                5,300,000
                 11,124,000                5,400,000
                 11,330,000                5,500,000
                 11,536,000                5,600,000
                 11,742,000                5,700,000
                 11,948,000                5,800,000
                 12,154,000                5,900,000
                 12,360,000                6,000,000
           Above 12,360,000                6,000,000

For example, if Y2000 EBITDA is $11,600,000, then the earnout amount would be $5,631,068



                                 EXHIBIT B

                              Escrow Agreement

                       [Filed separately herewith.]



                                 EXHIBIT C

                            Employment Agreement

                       [Filed separately herewith.]



                                 EXHIBIT D

                        Opinion of Hale and Dorr LLP


         Hale and Dorr LLP will issue its opinion to the following effect, subject to normal and customary qualifications and limitations:

         1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing in New Hampshire and Nebraska, and has all requisite power and authority to carry on its business as now being conducted, to execute and deliver the Buyer's Documents, and to consummate the transactions contemplated thereby.

         2. The execution and delivery of the Buyer's Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Buyer.

         3. The Buyer's Documents have been duly executed and delivered by the Buyer and constitute the valid and binding obligations of the Buyer, enforceable against it in accordance with their respective terms.

         4. The execution, delivery and performance of the Buyer's Documents by the Buyer will not result in breach of the terms and conditions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Buyer or, any agreement, indenture or other instrument known to us to which the Buyer is a party or by which the Buyer is bound.

         5. To the best of our knowledge, after due inquiry, there is no action, proceeding, suit or investigation pending or threatened against the Buyer which may have an adverse effect on the Buyer's ability to perform its obligations under the Agreement.



                                 EXHIBIT E

                  Opinion of Sonnenschein Nath & Rosenthal


         Sonnenschein Nath and Rosenthal will issue its opinion to the following effect subject to normal and customary qualifications and limitations:

1. Rittenhouse is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and Rittenhouse is duly qualified to transact business and in good standing in each of the States of California, Florida, Tennessee and Texas, and the Province of Ontario, Canada.

2. Rittenhouse has all requisite corporate power and authority to own its properties (as such properties are known to us), to carry on its business as, to our knowledge, it is currently being conducted, to execute and deliver Rittenhouse's Documents, and to consummate the transactions contemplated thereby.

3. Each of the Stockholders has the full legal right and capacity to execute the Rittenhouse Documents and to perform their respective obligations under the Rittenhouse Documents.

4. The authorized capital stock of Rittenhouse on the date hereof consists of 2,000,000 shares of Class A Common Stock, no par value per share ("Class A Stock"), and 2,000,000 shares of Class B Common Stock, no par value per share ("Class B Stock"). As of the date hereof, there are of record issued and outstanding 699,940 shares of Class A Stock, and 399,436 shares of Class B Stock.

5. The execution, delivery and performance of Rittenhouse's Documents by Rittenhouse have been duly and validly authorized by all necessary corporate action on the part of Rittenhouse. Each of Rittenhouse's Documents has been duly and validly executed and delivered by Rittenhouse and the Stockholders, and constitutes the valid and binding obligation of Rittenhouse and the Stockholders, enforceable against Rittenhouse and the Stockholders in accordance with its respective terms.

6. Except as set forth in the Agreement (including the Schedules and Exhibits thereto), neither the execution and delivery by Rittenhouse and the Stockholders of Rittenhouse's Documents, nor the consummation by Rittenhouse and the Stockholders of the transactions contemplated thereby:
(a) violates the provisions of any law, rule or regulation applicable to Rittenhouse or the Stockholders; (b) violates the provisions of the Certificate of Incorporation or Bylaws of Rittenhouse; (c) violates any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming Rittenhouse or the Stockholders which is known to us; or (d) violates, or constitutes a breach or default under (with or without the giving of notice or lapse of time or both), any agreement to which Rittenhouse is a party and which is identified on
Schedule 3.18 to the Agreement.

7. Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or filing with, any governmental authority is required on the part of Rittenhouse in connection with the execution and delivery of Rittenhouse's Documents or the consummation of the transactions contemplated thereby.

8. To our knowledge, except as disclosed in the Agreement (including the Exhibits and Schedules thereto), there is no action, proceeding, suit or investigation pending or threatened against Rittenhouse.